Exhibit 10.8

- --------------------------------------------------------------------------------


                        SHOPPING CENTER LEASE AGREEMENT

                                    Between

                         GATOR DADELAND PARTNERS, LTD.,
                         ------------------------------
                                            as Landlord

                                      and

                           SHOCHET SECURITIES, INC.,
                         ------------------------------
                                              as Tenant


                            for premises located at

                         DADELAND PLAZA SHOPPING CENTER
                         ---------------
                         DADE           County
                         ---------------
                         MIAMI          FLORIDA
                         ---------------


- --------------------------------------------------------------------------------

                                     INDEX
                                                                          Page
                                                                          ----

ARTICLE I         FUNDAMAENTAL LEASE PROVISIONS                             1

ARTICLE II        DEFINITIONS                                               2

         2.01     Additional Rent                                           2
         2.02     Alterations                                               2
         2.03     Architect                                                 2
         2.04     Business Tax                                              2
         2.05     Commencement Date                                         3
         2.06     Common Areas                                              3
         2.07     Consumer Price Index                                      3
         2.08     CPI Percentage Increase                                   3
         2.09     Expiration Date                                           3
         2.10     First Partial Month                                       3
         2.11     Fixturing Period                                          3
         2.12     Force Majeure                                             3
         2.13     Fundamental Lease Provisions                              3
         2.14     Gross Rentable Area of  the Premises                      3
         2.15     Gross Rentable Area of the Shopping Center                4
         2.16     Gross Revenue                                             4
         2.17     Guarantor                                                 4
         2.18     Land                                                      4
         2.19     Landlord                                                  4
         2.20     Landlord's Agent  s                                       4
         2.21     Landlord's Work                                           4
         2.22     Laws                                                      4
         2.23     Lease                                                     5
         2.24     Lease Year                                                4
         2.25     Leasehold Improvements                                    5
         2.26     Major Store                                               5
         2.27     Minimum Rent                                              5
         2.28     Mortgage                                                  5
         2.29     Mortgagee                                                 5
         2.30     Opening Date                                              5
         2.31     Percentage Rent                                           5
         2.32     Percentage Rent Period                                    5
         2.33     Percentage Rent Rate                                      5
         2.34     Person                                                    5
         2.35     Premises                                                  5
         2.36     Proportionate Share                                       5
         2.37     Rent                                                      6
         2.38     Rules and Regulations                                     6
         2.39     Shopping Center                                           6
         2.40     Taxes                                                     6
         2.41     Tenant                                                    6
         2.42     Tenant's Agents                                           6
         2.43     Tenant's Work                                             6
         2.44     Term                                                      6
         2.45     Trade Fixtures
         2.46     Transfer                                                  6
         2.47     Transferee                                                7

ARTICLE III       PREMISES                                                  7

         3.01     Grant and Premises                                        7
         3.02     Acceptance of Premises                                    7
         3.03     Construction of Premises                                  7
         3.04     Fixturing Period                                          8

ARTICLE IV        TERM                                                      8

         4.01     Term                                                      8
         4.02     Opening Date                                              8
         4.03     Initial Deposit                                           8


                                       (i)

                                                                          Page
                                                                          ----

ARTICLE V         RENT                                                      8

         5.01     Covenant to Pay                                           8
         5.02     Minimum Rent and CPI Percentage Increase                  9
         5.03     Payment of Business Taxes                                 9
         5.04     Payment of Operating Costs                                9
         5.05     Percentage Rent                                           10
         5.06     Rent Past  Due                                            11
         5.07     Security Deposit                                          11
         5.08     Net Lease                                                 11
         5.09     No Abatement of Rent                                      11

ARTICLE VI        COMMON AREAS AND OPERATING COSTS                          11

         6.01     Designation                                               11
         6.02     Rules and Regulations                                     11
         6.03     Employee Parking                                          12
         6.04     Operating Costs Defined                                   12

ARTICLE VII       USE OF PREMISES                                           13

         7.01     Permitted Use and Business Name                           13
         7.02     Hours of Business                                         13
         7.03     Opening, Continuous Occupancy and Inventory               13
         7.04     Tenant's Covenants as to Use and Occupancy                14
         7.05     Microwave Transmission                                    15
         7.06     Promotion of Name                                         15
         7.07     Display Windows                                           15
         7.08     Compliance with Laws                                      15
         7.09     Advertising, Trade Names and Restricted Marks             15
         7.10     Signs                                                     15
         7.11     Prohibited Uses                                           16
         7.12     Hazardous Waste                                           16

ARTICLE VIII      ACCESS AND ENTRY                                          17

         8.01     Right of Access                                           17
         8.02     Right to Show Premises                                    17
         8.03     Entry not Forfeiture                                      17

ARTICLE IX        MAINTENANCE, REPAIRS AND ALTERATIONS                      17

         9.01     Maintenance and Repairs by Landlord                       17
         9.02     Maintenance and Repairs by Tenant                         17
         9.03     Approvals of Tenant's Alterations                         18
         9.04     Repairs Where Tenant at Fault                             18
         9.05     Removal of Improvement and Fixtures                       18
         9.06     Liens                                                     18
         9.07     Notice by Tenant                                          19

ARTICLE X         UTILITIES/HVAC                                            19

         10.01    Utilities                                                 19
         10.02    Heating, Ventilating and Air Conditioning                 19

ARTICLE XI        INSURANCE AND INDEMNITY                                   20

         11.01    Tenant's Insurance                                        20
         11.02    Increase in Insurance Premiums                            21
         11.03    Cancellation of Insurance                                 21
         11.04    Loss or Damage                                            21
         11.05    Landlord's Insurance                                      22
         11.06    Indemnification of Landlord                               22

ARTICLE XII       DAMAGE AND DESTRUCTION                                    22

         12.01    Rent Abatement                                            22
         12.02    Damage of Premises                                        22
         12.03    Termination for Damages to Premises                       23
         12.04    Destruction of Shopping Center                            23
         12.05    Architect's Certificate                                   23


                                      (ii)

                                                                          Page
                                                                          ----

ARTICLE XIII      ASSIGNMENT, SUBLETTING AND TRANSFERS                      24

         13.01    Assignments, Subleases and Transfers                      24
         13.02    Landlord's Right to Terminate                             24
         13.03    Conditions of Transfer                                    25
         13.04    Change of Control                                         26
         13.05    No Advertisement                                          26
         13.06    Assignment by Landlord                                    26

ARTICLE XIV       DEFAULT                                                   26

         14.01    Defaults                                                  26
         14.02    Remedies                                                  27
         14.03    Costs                                                     27
         14.04    Allocation of Payments                                    27

ARTICLE XV        ATTORNMENT AND SUBORDINATION                              27

         15.01    Estoppel Certificate                                      27
         15.02    Subordination                                             28
         15.03    Attornment                                                28

ARTICLE XVI       CONTROL OF SHOPPING CENTER BY LANDLORD                    29

         16.01    Use and Maintenance of Common Areas                       29
         16.02    Alterations by Landlord                                   29
         16.03    Tenant Relocation                                         29
         16.04    Competition                                               30
         16.05    Landlord Services                                         30
         16.06    Tenant Removal                                            30

ARTICLE XVIII     PROMOTION OF THE SHOPPING CENTER                          30

         17.01    Promotional Fund                                          30
         17.02    Grand Opening Charge                                      31
         17.03    Special Advertising                                       31
         17.04    Landlord's Contribution                                   31

ARTICLE XVIII     CONDEMNATION                                              31

         18.01    Total Taking                                              31
         18.02    Partial Taking                                            31
         18.03    Award                                                     31

ARTICLE XIX       GENERAL PROVISIONS                                        32

         19.01    Quiet Enjoyment                                           32
         19.02    Holding Over                                              32
         19.03    Waiver                                                    33
         19.04    Recording                                                 33
         19.05    Notices                                                   33
         19.06    Liability of Landlord                                     33
         19.07    Waiver of Jury Trial                                      33
         19.08    Radon Gas                                                 33
         19.09    Successors                                                34
         19.10    Joint and Several Liability                               34
         19.11    Captions and Section Numbers                              34
         19.12    Extended Meanings                                         34
         19.13    Partial Invalidity                                        34
         19.14    Entire Agreement                                          34
         19.15    Governing Law                                             34
         19.16    Time                                                      34
         19.17    No Partnership                                            34
         19.18    Accord and Satisfaction                                   34
         19.19    Counterparts                                              34

SCHEDULES

A - Site Plan on Premises
B - Legal Description of Shopping Center and Land
C - Landlord's and Tenant's Work
D - Rules and Regulations
E - Commencement Agreement


                                      (iii)

                        SHOPPING CENTER LEASE AGREEMENT


     THIS SHOPPING CENTER LEASE AGREEMENT ("Lease") is made between GATOR DADELAND PARTNERS LTD. (hereinafter referred to as "Landlord") and SHOPPING SECURITIES INC. (hereinafter referred to as "Tenant"). Certain capitalized words used herein are defined terms and have meanings as defined in this Lease.

                                   ARTICLE I

                          FUNDAMENTAL LEASE PROVISIONS

     The following is a summary of basic lease provisions with respect to the Lease. All of the terms contained in this Article I are an integral part of the Lease and terms defined or dollar amounts specified hereon shall have the meanings or amounts set forth hereon, unless other meanings are expressly set forth or expanded upon in the text of this Lease or the Schedules attached hereto. The section references following some of the headings refer to sections of the Lease where additional provisions appear.

A. DATE OF LEASE EXECUTION:            November   , 1993

B. LANDLORD:                           Gator Dadeland Partners, Ltd.

C. LANDLORD'S ADDRESS:                 2250 NE 163 Street #6
                                       N Miami Beach  FL  33160

D. TENANT:                             Shochet Securities, Inc.

E. TENANT'S ADDRESS:                   Dadeland Plaza
                                       S. Dixie Highway
                                       Miami, FL  33156
                                       (Former Sports Physical Therapists Store)

F. NAME OF TENANT'S BUSINESS:          Shochet Securities, Inc.

G. GUARANTOR:

H. GUARANTOR'S ADDRESS:                1484 E. Hallandale Beach Blvd.
                                       Hallandale, FL  33009

I. PREMISES (SECTION 3.01):            Store #27-29
                                       (Former Sports Physical Therapists Store)

J. GROSS RENTABLE AREA OF PREMISES
   (SECTION 3.01):                     Approximately 3,155 square feet

K. PERMITTED USE OF PREMISES:
   (SECTION 7.01):                     The operation of a full service discount
                                       brokerage firm dealing with the sales
                                       and servicing of stocks, bonds and
                                       securities.

L. TERM OF LEASE (SECTION 4.01):        5 Years, Commencing
                                        December 1, 1993
                                        (if determined on execution date)
                                        Ending November 30, 1998
                                        (if determined on execution date)

M. INITIAL MINIMUM RENT (SECTION 5.02): Per Square Foot:  $15.00
                                        Annual:           $47,325.00
                                        Monthly:          $3,943.75
                                        Term Aggregate:   $

N. INITIAL OPERATING COSTS
   (SECTION 5.04):                      $5.00 Per Square Foot

O. SECURITY DEPOSIT (SECTION 5.07):     $10,516.66

P. PERCENTAGE RENT (SECTION 5.05):      Percentage Rent Date:      N/A     %
                                        Percentage Rent Period: a calendar
                                        month period

Q. INITIAL DEPOSIT (SECTION 4.03):      $  None

R. CPI RENT (SECTION 5.02):             The increase in Minimum Rent every year
                                        based on the "CPI Percentage Increase"
                                        in the "Consumer Price Index," as such
                                        terms are defined in Article II hereof.
                                        In any given lease year the base minimum rent shall not increase by more than 5% or less than 2% per year.

S. MONTHLY PROMOTIONAL CHARGE
   (SECTION 17.01):                     $  N/A

T. GRAND OPENING CHARGE (SECTION
   17.02)                               $  N/A

U. FIXTURING PERIOD
   (SECTION 3.04):                      Tenant shall have 90 days from lease
                                        commencement in buildout the lease
                                        premises. Base minimum rent shall be
                                        abated during this 90 day period.
                                        Section 5.04 Operating Cost shall not be
                                        abated during this 90 day period.
V. OTHER:                               Landlord to deliver electric and
                                        plumbing in good repaid and condition.
                                        Otherwise, Tenant accepts the premises
                                        in "As Is" condition. Tenant shall only
                                        be responsible for operating expenses
                                        during the 90 days if open for business.

                                   ARTICLE II

                                  DEFINITIONS

     In this Lease, Schedules to this Lease, and any riders, addenda or modifications hereto, the following terms shall have the meanings herein set forth:

     Section 2.01 "Additional Rent" means all sums of money required to be paid by Tenant under this Lease (except Minimum Rent and Percentage Rent), whether or not the same are designated "Additional Rent" or are payable to Landlord or otherwise.

     Section 2.02 "Alterations" means all repairs, replacements, additions or modifications to the Premises by Tenant set forth in Section 9.03 and elsewhere in this Lease, including, but not limited to, "Tenant's Work," described in
Section 3.03 hereof.

     Section 2.03 "Architect" means the architect from time to time named by Landlord.

     Section 2.04 "Business Tax" means all taxes (whether imposed on Landlord or Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of Tenant, or any other occupant of the Premises, and to the use of the Shopping Center or the "Land" (hereinafter defined) by Tenant.

     Section 2.05 "Commencement Date" means the date on which the Term commences, as provided under Section 4.01 hereof.

     Section 2.06 "Common Areas" means those areas, facilities, utilities, improvements, equipment and installations in or adjacent to the Shopping Center which serve or are employed for the mutual convenience, use or benefit of more than one tenant or occupant of the Shopping Center, including their respective agents, employees, customers and invitees, in common with others entitled to the use or benefit of same, and which are not from time to time designated or intended by Landlord to be leased. The Common Areas of the Shopping Center shall include, without limitation, all parking areas, landscaped areas, walkways, corridors, alleyways, common restrooms, elevators, escalators, stairways, lobbies, loading docks, and all other areas and improvements which may be provided by Landlord for the convenience and use of the tenants and occupants of the Shopping Center, including their respective agents, employees, customers and invitees, which are not from time to time designated or intended by Landlord to be leased; provided however, Landlord reserves the right hereunder to specifically designate any of said Common Areas for the limited use of a particular tenant or tenants to the exclusions of all others.


     Section 2.07 "Consumer Price Index" means the Consumer Price Index - for all Urban Consumers, U.S. City Average, All Items (1982-1984 = 100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter called the "CPI"). In the event that the CPI becomes unavailable, a reasonable successor or substitute index prepared by the U.S. Department of Labor or other source as selected by Landlord shall be used and considered as the CPI hereunder for all purposes. The application of the CPI is more fully set forth in Section 5.02 of this Lease.

     Section 2.08 "CPI Percentage Increase" means the product of (i) a fraction, the numerator of which is the CPI for January for the year following the year in which the Commencement Date occurred, and for each annual adjustment thereafter, equal to the C.P.I. for each successive January during the balance of the "Term" (as hereinafter defined), as applicable, and the denominator of which is the CPI for the month in which the Commencement Date occurred, times (ii) the Minimum Rent for the initial "Lease Year" (as hereinafter defined). The application of this Section 2.08 is more fully described in Section 5.02 of this Lease.

     Section 2.09 "Expiration Date" means the date on which the Term expires, as provided in Article I, Paragraph I. of this Lease, or any sooner date on which this Lease is terminated pursuant to the provisions hereof.

     Section 2.10 "First Partial Month" means, in the event the Commencement Date is not the first day of the month, the period from the Commencement Date to the first day of the next month.

     Section 2.11 "Fixturing Period" means the period set forth in Article I, Section U hereof, as more fully described in Section 3.04 of this Lease.

     Section 2.12 "Force Majeure" means any period of delay in which arises from or through any causes beyond the reasonable control of a party, including, without limitation, an Act of God, strike, lockout or labor difficulty, explosion, sabotage, riot or civil commotion, act of war, fire or other casualty, or moratorium.

     Section 2.13 "Fundamental Lease Provisions" means the outline of basic terms, dollar amounts, and other information forming a part of this Lease, as more particularly set forth in Article I hereof.

     Section 2.14 "Gross Rentable Area of the Premises" means the number of square feet or space in the Premises, and shall be calculated by the Architect to extend to the centerline of the structural portion of every wall or division separating the Premises from rented or rentable space to the exterior face of any other wall or division marking the boundaries of the Premises, except in the case of any storefront, which shall be measured to the lease lines shown on the sketch of the Premises contained within the site plan attached hereto as Schedule "A". If Tenant constructs a mezzanine in the

Premises, as approved by Landlord, the square footage of such mezzanine shall not be included in the computation of Gross Rentable Area of the Premises and neither the Minimum Rent nor any other charges based upon Gross Rentable Area of the Premises shall be increased due to such mezzanine. The vertical boundaries of the Premises shall extend from the top surface of the structural subfloor to the bottom of the structural ceiling, and shall include all interior space, whether or not occupied by interior projections, stairways, escalators, elevators, mezzanines, lofts, shafts, ventilation spaces, columns, pipes, conduits or the like, and other physical features.

     Section 2.15 "Gross Rentable Area of the Shopping Center" means the sum of aggregate gross rentable areas of all portions of the Shopping Center which are leased or designated for lease, excluding all "Major Stores" (hereinafter defined), if any, with the area for all such portions to be calculated on a similar basis as the Gross Rentable Area of the Premises was calculated.

     Section 2.16 "Gross Revenue" means the total dollars derived, whether for cash or otherwise, of all sales (including rentals) of merchandise and services and all other receipts whatsoever (including gift and merchandise certificates) in respect of all business conducted at, in, upon or from the Premises, although orders for same may be filled elsewhere, including, without limitation, (a) all sales by any sublessee, concessionaire, licensee, vending machine, coin operated machine or otherwise in the Premises, (b) all insurance proceeds received in respect of loss or damage to stock and compensation for loss of business, sales or profits, (C) all allowances, bonuses, stipends, or other payments to Tenant made by any of its suppliers, merchandisers, vendors, or wholesalers; and (d) any other income earned by Tenant as promotional considerations, marketing incentives, or otherwise. Gross Revenue shall not include, however, (i) any sums (other than any commission or service fee to Tenant) shown separately from the price, collected and paid out for any sales, service or similar tax, levied by any governmental authority which Tenant is required to remit to such authority,
(ii) the exchange of goods or merchandise between the stores of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has been made at, in, from or upon the Premises, (iii) the amount of any discount on sales actually given to bona fide employees or agents of Tenant,
(iv) the amount of returns to shippers or to manufacturers, (v) the amount of merchandise sold or some part thereof which is thereafter returned by the purchaser and accepted by Tenant, (vi) sales of fixtures or other capital items sold by Tenant after use thereof in the conduct of Tenant's business in the Premises, (vii) deposits on merchandise until the sale becomes final of the deposit is permanently retained by Tenant, (viii) uncollected credit accounts, or (ix) income from sales made to bona fide charitable organizations.

     Section 2.17 "Guarantor" means any "Person," as hereinafter defined, who has executed or has agreed to execute any guaranty of Tenant's obligations hereunder.

     Section 2.18 "Land" means the land situated in the city of _____________, _________________ County, Florida, on which the Shopping Center is or will be constructed, as more particularly described in Schedule "B," or as such lands may be expanded or reduced from time to time.

     Section 2.19 "Landlord" means _____________________________, its successors and assigns and its duly authorized agents.

     Section 2.20 "Landlord's Agents" means the agents, officers, owners, directors, partners, contractors, servants, employees, suppliers, and materialmen of Landlord.

     Section 2.21 "Landlord's Work" means that work to be performed by Landlord described in Section 3.03 hereof.

     Section 2.22 "Laws" means all rules, regulations, orders, ordinances, building and zoning restrictions, statutes, laws, and other requirements of governmental or quasi-governmental authorities, including, without limitation, the Fire Insurance Rating Organization, Environmental Protection Agency, Occupational Safety and Health Administration, or any other bodies or agencies having jurisdiction over any portion of the Shopping Center, including the Premises, which in any manner regulates the cleanliness, safety, use and occupancy thereof, at any time enacted, promulgated or issued.

     Section 2.23 "Lease" means this Agreement, together with all Schedules attached to and made a part hereof, as well as any riders, addenda or modifications hereof.

     Section 2.24 "Lease Year" means the twelve (12) full calendar months commencing on the first day of the month immediately following the month in which the Commencement Date occurs unless the Commencement Date is the first day of a month, in which event the first Lease Year shall commence on the Commencement Date. However, the final Lease Year may contain less than twelve
(12) months due to the expiration or sooner termination of the Term. If applicable, the First Month shall be deemed included in the first Lease Year.

     Section 2.25 "Leasehold Improvements" means leasehold improvements to the Premises determined according to common law and this Lease and shall include, without limitation; all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Premises by or on behalf of Tenant or any previous occupant of the Premises, including signs and lettering, partitions, doors and hardware, however affixed and whether or not moveable; all mechanical, electrical and utility installations; all carpeting and window coverings. Leasehold improvements shall not include Tenant's "Trade Fixtures" (hereinafter defined), or furniture, equipment and other personal property owned or to be used by Tenant, not in the nature of fixtures.

     Section 2.26 "Major Store" means any building or portion thereof in the Shopping Center leased to a single tenant or named or occupied by a single user comprising ________________ thousand (_________) square feet or more of Gross Rentable Area of the Shopping Center.

     Section 2.27 "Minimum Rent" means the minimum rent payable by Tenant pursuant to Section 5.02 hereof.

     Section 2.28 "Mortgage" means any and all mortgages, security agreements or like instruments resulting from any financing, refinancing or collateral financing (including renewals or extensions thereof) made or arranged by Landlord of its interest in all or any part of the Shopping Center.

     Section 2.29 "Mortgagee" means the holders of, or secured party under, any Mortgage and includes any trustee for bondholders.

     Section 2.30 "Opening Date" means the opening for the Chopping Center, as designated by Landlord.

     Section 2.31 "Percentage Rent" has the meaning attributed thereto in
Section 5.05 of this Lease.

     Section 2.32 "Percentage Rent Period" means the period specified in Article I hereof commencing on the Commencement Date is such date is the first day of a month, or otherwise commencing on the first day of the next month following the Commencement Date; provided, however, the first Percentage Rent Period shall include any partial month following the Commencement Date to the start of the next calendar month.

     Section 2.33 "Percentage Rent Rate" is the percentage rate so specified in
Article I. Paragraph O of this Lease.

     Section 2.34 "Person" means any individual, firm, joint venture, association, partnership, corporation, trust, syndicate, fiduciary or any group or combination of the foregoing.

     Section 2.35 "Premises" means the space leased to Tenant described in
Section 3.01 and includes Leasehold Improvements in such Premises.

     Section 2.36 "Proportionate Share" means a fraction which has as its numerator the Gross Rentable Area of the Premises and as its denominator the Gross Rentable Area of the Shopping Center; provided, however, in the event Landlord, acting in good faith and in a reasonable manner, determines that the foregoing fraction does not accurately reflect Tenant's proper share of

"Operating Costs," as defined in Section 6.04 hereof, as to any one or more items of Operating Costs, then Landlord shall have the right to adjust Tenant's share of Operating Costs as to those items, and such adjusted fraction shall be Tenant's Proportionate Share as to those items. In making such determination, Landlord may consider the nature and intensity of use of any service or facility made by Tenant, and any use or improvement made by Tenant affecting the Promises or the Shopping Center.

     Section 2.37 "Rent" means the aggregate of Minimum Rent, Percentage Rent and Additional Rent.

     Section 2.38 "Rules and Regulations" means the rules and regulations adopted and promulgated by Landlord from time to time pertaining to the operation and administration of the Shopping Center pursuant to Section 6.02 hereof. The Rules and Regulations existing as of the Commencement Date are those set out in Schedule "D" attached to this Lease.

     Section 2.39 "Shopping Center" means the office and shopping center buildings and the Land on which same is erected, included the Common Areas, known generally as___and includes all facilities and buildings erected from time to time on the Land, and further includes each and very part of any such building or facilities, whether or not rented or rentable, together with areas and facilities serving the Shopping Center or having utility in connection therewith, such as malls, corridors, sidewalks, parking facilities, mechanical areas, truck and receiving areas, loading docks, driveways and the like. Landlord reserves the right to add to or sever the ownership of or title to any portion of the Shopping Center at any time, and limit the use of any Common Areas to one or more tenants from time to time.

     Section 2.40 "Taxes" means all real estate, personal property and other ad valorem taxes, and any other levies, charges, impact fees, and local improvement rates and assessments whatsoever assessed or charged against the Shopping Center, the equipment and improvements therein contained, or any part thereof, by any lawful taxing authority, and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only business tax and income or capital gains taxes, to the extent such taxes are not levied in lieu of any of the foregoing against the Shopping Center or Landlord.

     Section 2.41 "Tenant" means the party so identified on the first page of this Lease, such party's permitted successors and assigns, and is deemed to include the word "lessee" and every Person mentioned as Tenant in this Lease.

     Section 2.42 "Tenant's Agents" means the agents, officers, owners, directors, partners, contractors, servants, employees, licensee, invitees, suppliers, subtenants, materialmen and concessionaires of Tenant.

     Section 2.43 "Tenant's Work" means that work to be performed by Tenant described in Section 3.03 hereof.

     Section 2.44 "Term" means the period set out in Section 4.01 of this Lease, in addition to any renewal periods, in any.

     Section 2.45 "Trade Fixtures" means equipment and furnishings installed by Tenant and affixed to the Premises, which are removable from the Premises without damage thereto, required by Tenant for the conduct of its business. Trade Fixtures shall not include: (a) heating, ventilating or air conditioning systems, facilities and equipment in or serving the Premises; (b) floor coverings affixed to the floor of the Premises; (C) light fixtures; (d) internal stairways and doors; (e) vaults; and (f) any fixtures, facilities, equipment or installations installed by or at the expense of Landlord, all of which are Leasehold improvements.

     Section 2.46 "Transfer" means and includes any of the following (i) an assignment of this Lease, in whole or in part; (ii) a sublease of all or any part of the Premises; (iii) any transaction whereby the rights of Tenant under this Lease or to the Premises are transferred or collaterally assigned to another; (iv) any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon anyone; (v) any mortgage or encumbrance of this Lease or the Premises, or any part thereof, or other arrangement under which either this Lease or the Premises becomes security for any indebtedness or other obligations, and includes any transaction or occurrence whatsoever, including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law, which has changed or might change the identity of the Persons having lawful use or occupancy of any part of the Promises; and (vi) any change of control whereby a corporation, trust, partnership, unincorporated association or other entity transfer or issues by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation by law or otherwise, of any shares, voting rights or partnership or beneficial interests, resulting in the transfer of a majority interest in, or a change in the effective control of, such corporation, trust, partnership, unincorporated association, or other entity, including any of the foregoing which directly or indirectly controls Tenant, unless such change occurs as a result of trading in the shares of a corporation listed on a recognized stock exchange in the United States, and then only so long as Landlord receives assurances reasonably satisfactory to it that there will be a continuity of management and of the business practice of such entity notwithstanding such change of control. Any change, assignment or transfer described above is a prohibited Transfer and assignment of this Lease within the meaning of this Section 2.46, unless Tenant complies with Article XIII of this Lease.

     Section 2.47 "Transferee" means the Person or Persons to whom a Transfer is to be made.

                                  ARTICLE III

                                    PREMISES

     Section 3.01 Grant and Premises. In consideration of the performance by Tenant of its obligations under this Lease in accordance with the terms and conditions set forth herein, Landlord leases to Tenant and Tenant does hereby lease from Landlord the Premises to Tenant for the Term, more fully described in
Article I, Paragraph I of this Lease. The approximate location and boundaries of the Premises are shown outline in red on the site plan attached hereto as Schedule "A." The Gross Rentable Area of the Premises is approximately as is stated in Article I, Paragraph J hereof. If construction of the Premises is completed as of the Date of Lease Execution, as evidenced by a certificate of occupancy or certificate of completion from the appropriate governmental authority, the Gross Rentable Area of the Premises and Minimum Rent calculation, as provided in Section 5.02 hereof, shall be binding on the parties and not subject to recomputation. If construction is not completed at the Date of Lease Execution, as soon as reasonably possible after such completion of construction, the Architect, whose decision shall be final and binding on the parties, shall measure the Premises, and the Gross Rentable Area of the Premises and the Minimum Rent as set out in this Lease shall be adjusted accordingly.

     Section 3.02 Acceptance of Premises. The Premises are hereby leased to Tenant subject to: (i) any and all conditions that an accurate survey and examination of the Premises would disclose; (ii) any and all Laws, as applicable, now in force or hereafter enacted; and (iii) any title matter of record or otherwise disclosed to Tenant. If construction of the Premises is completed as of the Date of Lease Execution, Tenant certifies that it has inspected the Premises in the Shopping Center in which the Premises are contained and, in reliance on such inspection, acknowledges and accepts (a) the existing co-tenant; (b) the design and construction of the Shopping Center; (c) the parking and access areas of the Shopping Center; and (d) the other Common Areas, all of which Tenant confirms as being satisfactory. Tenant further acknowledges that the Premises, including all fixtures, equipment and furnishings contained therein, are in satisfactory or excellent condition and accepts the Premises in its "AS IS" condition, without requiring Landlord to make any repairs or replacements thereof. Tenant hereby waives any objection to and releases Landlord from any liability arising from the condition of the Premises for and after the Date of Lease Execution.

     Section 3.03 Construction of Premises. Landlord will, at its sole expense, perform all work specified to be performed by Landlord more specifically set forth in Schedule "C" attached hereto as "Landlord's Work." Tenant will, at its sole expense, perform all other work necessary to complete the Premises for its business purposes including, without limitation, the work specified to be performed by Tenant more particularly described in Schedule "C" attached hereto as "Tenant's Work"; provided however, all of Tenant's Work shall be performed by licensed contractors acceptable to Landlord, in accordance with its final plans, specifications and drawings furnished to Landlord, which shall be in compliance with all Laws, including applicable building and zoning codes. Tenant shall complete Tenant's Work within the Fixturing Period described in Section 3.04 below. Tenant will also pay any additional charges, if any, specifically set forth in Schedule "C." Nothing in this Lease shall prevent Landlord, in its construction of the Shopping Center or completion of Landlord's Work, from making such variations, alterations or additions in such work and in any plans and specifications relating thereto as it may see fit, so long as the Shopping Center and its facilities as finally construed are generally similar to the Shopping Center and its facilities as set out in the plans and specifications presented to Tenant by Landlord at or prior to the execution of this Lease. Landlord agrees to attempt to complete construction of the Shopping Center in good faith prior to ________________, 19__, subject to Force Majeure; in the event any such construction is not completed on or prior to such date, for any reason, Landlord shall have the right to cancel this Lease by written notice to Tenant accompanied by any deposits made by Tenant whereupon the parties shall each be relieved of all further obligations hereunder and Tenant shall have no claim against Landlord in law or equity arising from such cancellation.

     Section 3.04 Fixturing Period. Tenant shall be granted the Fixturing Period specified in Article I, Paragraph U hereof in which to complete Tenant's Work, commencing seven (7) days following oral in written notice from Landlord to Tenant indicating that Landlord's Work for the Premises is sufficiently completed to enable Tenant's Work to commence. During the Fixturing Period Tenant shall not be required to pay Minimum Rent, Percentage Rent or Tenant's Proportionate Share of Operating Costs, but such occupancy shall in all other respects be subject to the terms of this Lease. If during the Fixturing Period Tenant causes interference with the completion of any construction being performed by or for Landlord, Landlord may require Tenant to vacate the Premises until completion of the work then being performed by or for Landlord. In such event, however, the Fixturing Period shall be commensurately extended.

                                   ARTICLE IV

                                      TERM

     Section 4.01 Term. The Term of the Lease is the period from the Commencement Date through the Expiration Date which is set forth in Article I, Paragraph I of this Lease. The Commencement Date is the earliest of (i) the opening of Tenant's business in any part of the Premises, or (ii) the expiration of Tenant's Fixturing Period. Upon request of Landlord, Tenant shall execute a "Commencement Agreement" confirming the Commencement Date of this Lease, in form similar to that which is attached hereto as Schedule "E."

     Section 4.02 Opening Date. Tenant, at Landlord's request, shall cooperate to effect a joint opening of the Premises and the Shopping Center (defined in Section 2.29 hereof as the "Opening Date") or any expansion thereof, notwithstanding that it may cause a delay in Tenant's opening for business. If Tenant so delays its opening, then, notwithstanding any provisions in this Lease to the contrary, the Commencement Date shall occur on the Opening Date and the Expiration Date shall be extended accordingly.

     Section 4.03 Initial Deposit. On or before the execution of this Lease, Tenant shall pay to Landlord the Initial Deposit set forth under Article I, Paragraph Q hereof. Provided Tenant is not in default under any of the terms or conditions of this Lease, the Initial Deposit shall be either applied towards the next Rent payment due under this Lease, or returned to Tenant within thirty
(30) days after Tenant opens the Premises for business, at the option of Landlord. The Initial Deposit shall, in either event, be retained by Landlord, without interest earned for the benefit of Tenant, and the application of the Initial Deposit shall be disclosed in wiring to Tenant after the Commencement Date.

                                   ARTICLE V

                                      RENT

     Section 5.01 Covenant to Pay. Tenant shall pay Rent to Landlord from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon as provided by Law from time to time, provided however, unless otherwise provided in this Lease, Additional Rent shall be payable by Tenant to Landlord within five (5) days following demand. Minimum Rent and Additional Rent for any Lease Year greater or less than twelve (12) months shall be pro-rated on a per diem basis, based upon the number of days elapsed over a 365-day year. Tenant agrees that its covenant to pay Rent to Landlord is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement or reduction whatsoever, except as expressly provided for in this Lease.

     Section 5.02 Minimum Rent and CPI Percentage Increase. Subject to any escalation which may be provided for in this Lease, Tenant shall pay Minimum Rent for the Term in the initial amount specified in Article I hereof, which shall be payable throughout the Term in equal, monthly installments in advance on the first day of each calendar month of each year of the Term. Each of the monthly installments during the Term, shall be in the amounts specified in
Article I, Paragraph M of this Lease, subject to the CPI Percentage Increase. The Minimum Rent shall be adjusted on January 1 of the year following the year in which the Commencement Date occurred, and thereafter on each successive January 1 during the balance of the Term (and any renewal thereof) by adding to the Minimum Rent payment an amount equal to the CPI Percentage Increase, as it adjusts from time to time. Anything herein to the contrary notwithstanding, in no event shall any adjustment to the Minimum Rent in accordance with this
Section 5.02 produce an amount which is less than the Minimum Rent previously paid. Minimum Rent shall continue to be payable in equal, monthly installments as otherwise described above until Landlord notifies Tenant of the new monthly Minimum Rent installment amount. Failure of Landlord to timely notify Tenant of the new monthly Minimum Rent installment amount shall not be deemed a waiver by Landlord of the increased rental; the new monthly amount (or any portion not previously paid) shall be payable, retroactive to the commencement of the year for which the adjustment was made, upon notification by Landlord to Tenant of the new monthly Minimum Rent installment amount.

     Section 5.03 Payment of Business Taxes. Tenant shall pay when due all Business Tax. If Tenant's Business Tax is payable by Landlord to the relevant taxing authority, Tenant shall pay the amount thereof to Landlord, or as Landlord directs.

     Section 5.04 Payment of Operating Costs. In addition to payments of Rent, Tenant shall pay to Landlord Tenant's Proportionate Share of "Operating Costs" (defined in Section 6.04 hereof), initially as set forth in Article I, Paragraph II hereof. The amount of Operating Costs payable to Landlord may be estimated by Landlord for such period as Landlord determines from time to time (not to exceed 24 months), and Tenant agrees to pay to Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Operating Costs so estimated are actually received by Landlord, Landlord may bill Tenant for Tenant's Proportionate Share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Operating Costs payments. Within a reasonable period of time after the end of the period for which estimate payments have been made, Landlord shall submit to Tenant a statement setting forth the actual amounts payable by Tenant based on actual costs. If the amount Tenant has paid based on estimates is less than the amount due based on actual costs, Tenant shall pay Landlord such deficiency within five (5) days after submission of such statement to Tenant. If the amount paid by Tenant is greater than the amount actually due, the excess may be retained by Landlord to be credited and applies by Landlord to the next due installment(s) of Tenant's Proportionate Share of Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant or credit such Tenant's Proportionate Share of actual Operating costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's Security Deposit following expiration of the Term until Tenant's share of actual Operating Costs has been paid, unless an alternative security (letter of credit or otherwise) is furnished to the satisfaction of Landlord.

     Section 5.06 Rent Past Due. In the event any installment of Rent shall become overdue, a later charge of ten percent (10%) of the delinquent sum may be charged by Landlord. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to one and one-half percent (1.5%) per month (10% per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in additional to and not in lieu of the ten percent (10%) late charge or any other remedy available to Landlord.

     Section 5.07 Security Deposit. Landlord acknowledges receipt of a Security Deposit in the amount specified in Article I, Paragraph O of this Lease, to be held by Landlord, without any liability for interest thereon, as security for the performance by Tenant of all its obligations under this Lease. In the event of default by Tenant of any of its obligations under this Lease, Landlord may at its option, but without prejudice to any other rights which Landlord may have, apply all or part of the Security Deposit to compensate Landlord for any loss, damage or expense sustained by Landlord as a result of such default, If all or any part of the Security Deposit is so applied, Tenant shall restore the Security Deposit to its original amount on demand of Landlord. subject to the provisions of Sections 5.04 and 5.05 hereof, within thirty (30) days following termination of this Lease, if Tenant is not then in default, the Security Deposit will be returned by Landlord to Tenant. If Landlord sells its interest in the Premises, it may deliver the Security Deposit to the purchaser and Landlord will thereupon be released from any further liability with respect to the Security Deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant.

     Section 5.08 Net Lease. This Lease is a completely net lease to Landlord, except as otherwise expressly herein stated. Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof or the business carried on therein. Tenant shall pay all costs, expenses, charges, assessments, impositions and outlays of every nature and kind relating to the Premises except as expressly herein stated.

     Section 5.09 No Abatement of Rent. Except as specifically provided to the contrary in Article XII of this Lease, there shall be no abatement from or reduction of the Rent due, nor shall Tenant be entitled to damages, losses, costs or disbursements from Landlord during the Term caused by or on account of the fire, water or sprinkler systems, or the partial or temporary failure or stoppage of any heating, cooling, lighting, plumbing or other services in or to the Premises or the Shopping Center, whether due to Force Majeure or the making of alterations, repairs, renewals, improvements or structural changes to the Premises, the Shopping Center, the equipment or systems supplying the services, or from any cause whatsoever, provided that the said failure or stoppage is remedies within a reasonable time.

                                   ARTICLE VI

                        COMMON AREAS AND OPERATING COSTS

     Section 6.01 Designation. Landlord grants to Tenant and Tenant's Agents, a non-exclusive license to use the Common Areas in common with others during the Term, subject to the exclusive control and management thereof as all time by Landlord, and subject further to the rights of Landlord set forth below.

     Section 6.02 Rules and Regulations. Landlord shall operate and maintain any areas designated by Landlord as Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Shopping Center, except to the extent that such operation and/or maintenance is the obligation of any Major Store. Landlord shall have the right, from time to time, to: (i) establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and to impose parking charges therefore; (ii) enter into, modify and terminate easements, licenses and other agreements pertaining to the use and maintenance of the Common Areas, and any portions thereof and any additions thereto or exclusions therefrom; (iii) close any or all portions of the Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or to the accrual of any rights by any person or by the public therein; (iv) temporarily close any portions of the Common Areas; and (v) do and perform such other acts which relate to, concern or arise out of the Common Areas and improvements thereon as Landlord shall reasonably determine to be advisable or necessary, Tenant shall comply with all rules and regulations, and amendments thereto, adopted by Landlord from time to time including those set forth in Schedule "D", provided such rules and regulations are not inconsistent with and do not contradict this Lease. The rules and regulations may differentiate between different types of businesses in the Shopping Center. Landlord shall not be responsible to any tenant for any non-observance of such rules or regulations by any other tenants of the Shopping Center.

     Section 6.03 Employee Parking. Tenant agrees that Tenant, as well as its employees, will park their vehicles only in such places designated by Landlord form time to time as the employee parking areas(s), is do required by Landlord. Such employee parking area(s) need not be within the parcel of land described in Schedule "B" attached hereto, provided it is reasonably convenient thereto. If applicable, such adjacent parking areas shall, notwithstanding such location, be deemed to be part of the Common Areas hereof. Tenant further agrees to furnish Landlord with the motor vehicle license numbers assigned to the vehicles of Tenant and its employees, within five (5) days after taking possession of the Premises and shall notify Landlord of any changes or any additions to such list within five (5) days after such change. In the event any vehicle is parked by Tenant, or its employees, in a non-employee parking area, Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord and Tenant shall reimburse Landlord for all towing charges. If Tenant or its employees fail to park their vehicles in the designated parking areas, then, without failure, Landlord, after giving notice to Tenant, may charge Tenant, as additional rent, the sum of fifty dollars ($50.00) per day for each car parked in violation of the provisions of this Section 6.03.

     Section 6.04 Operating Costs Defined. Operating Costs shall mean any amount paid or payable, whether by Landlord or by other on behalf of Landlord, arising out of Landlord's ownership, maintenance, operation, repair, replacement and administration of the Shopping Center, including without limitation: (a) the cost of Taxes including all costs associated with the appeal of any assessment on Taxes; (b) the cost of Insurance which Landlord is obligated or permitted to obtain under this Lease, including, but not limited to, rent interruption insurance, and any deductible amount applicable to any claim made by Landlord under such insurance; (c) the cost of security, janitorial, landscaping, window cleaning, garbage removal and trash removal services; (d) the cost of heating, ventilating and air conditioning to the extent incurred with respect to Common Areas or with respect to any shared systems; (e) the cost of all gas, water, sewer, electricity, telephone and any other utilities used in the maintenance, operation or administration of the Shopping Center; (f) salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, leasing, security, supervision or cleaning of the Shopping Center, including fringe benefits, unemployment and workmen's compensation insurance premiums, pension plan contributions and other employment costs, as well as the cost of engaging independent contractors to perform any of the foregoing services; (g) auditing accounting and legal fees and costs; (h) the cost of repairing, replacing, operating and maintaining the Shopping Center, and the equipment serving the Shopping Center; (i) the cost of the rental of any equipment and signs (not including Tenant's signage); (j) amortization of the costs referred to in subsection (h) immediately above to the extent not charged fully in the year in which they are incurred, all as determined by Landlord in accordance with sound accounting principles, together with interest on any unamortized balance of such costs calculated at three percent (3%) per annum above the "Prime Rate" during the period of calculation, as stated in the Wall Street Journal, or similar publication in the event the Wall Street Journal ceases publication; (k) all management and leasing fees; (l) administration costs and fees; (m) capital expenditures which are required by law and/or which results in a substantial labor or cost saving device or operation, in which case the capital expenditures shall be amortized over ten (10) years and included on an annual basis in the Operating Costs; and
(n) costs incurred by Landlord to
conduct any environmental tests required by state or federal law, including administrative agencies, or by Landlord.

     Operating Costs shall reflect and be reduced by any contribution made to Landlord by Major Stores, if any. There shall be added to the Operating Costs a management and administration fee equal to ____________ (______%) of the Operating Costs, which fee may be payable to Landlord or to any other party managing the Shopping Center or administering maintenance of the Common Areas, as directed by Landlord. Operating Costs shall exclude only: (1) all amounts which otherwise would be included in Operating Costs which are actually recovered by Landlord from specific tenants by separate agreement or as a result of any act, omission, default or negligence of such tenants; (2) Income taxes on Landlord's income from the Shopping Center; (3) such of the Operating Costs as are recovered from Insurance proceeds; (4) interest on debt and retirement of debt principal (except as above provided); and (5) the cost of any additional capital item not part of the initial construction of the Shopping Center.

     It is acknowledged that certain Operating Costs may apply to only the office building component, if any, of the Shopping Center, other Operating Costs may apply only to the retail component of the Shopping Center, and other Operating Costs apply to both components in varying degrees. Landlord shall determine, acting reasonably and in good faith, which items of Operating Costs are totally or partially inapplicable to the retail component of the Shopping Center, and such items or portions of items as so determined by Landlord shall not be deemed included in Operating Costs hereunder, anything above to the contrary notwithstanding.

                                  ARTICLE VII

                                USE OF PREMISES

     Section 7.01 Permitted Use and Business Name. The Premises shall be used and occupied only for the use as permitted in Article I, Paragraph K of the Lease. The business of Tenant in the Premises shall be carried on under the name and style specified in Article I, Paragraph F hereof and under no other name and style unless approved by Landlord in writing. Tenant shall not have any exclusive right to sell merchandise or dispense services of any type and character, it being understood that Landlord reserves the absolute right to lease other space in the Shopping Center to Tenants selling merchandise or dispensing services similar to that which is being sold or dispensed by Tenant.

     Section 7.02 Hours of Business. During the Term. Tenant shall conduct its business in the Premises, at a minimum on Monday through Friday from ______ a.m. to _____ p.m., on Saturday from ______ a.m. to ______ p.m., and on Sunday from ______ a.m. to ______ p.m. Landlord may require other minimum hours if such requirement is made of at least fifty percent (50%) of all other tenants in the retail component of the Shopping Center. Tenant may conduct business on the Premises in addition to the foregoing times, at Tenant's sole expense, provided prior written approval of Landlord is obtained by Tenant. However, during such additional times, Landlord shall not be responsible for providing Common Area or other services during such additional hours.

     Section 7.03 Opening, Continuous Occupancy and Inventory. Tenant shall open the whole of the Premises for business to the public, fully fixtured, stocked and staffed on the Commencement Date. However, Tenant shall not open its business prior to the Opening Date without Landlord's prior written consent. Tenant shall continuously, actively and diligently carry on the business specified in Section 7.01 hereof within all of the Premises during the Term, during such hours and upon such days as are herein required, except when prevented from doing so by Force Majeure. Tenant acknowledges that its continued occupancy of the Premises and the regular conduct of its business therein are of utmost importance to neighboring tenants and to Landlord in the renting of space in the Shopping Center, the renewal of other leases therein, the efficient and economic supply of services and utilities, and the maintenance of Percentage Rent. Tenant acknowledges that Landlord is executing this Lease in reliance thereupon and that Tenant's representation of this Section 7.03 is a material element inducing Landlord to execute this Lease. Tenant shall maintain at all times throughout the Term hereof an available and substantial stock of goods, wares and merchandise adequate to ensure successful operation of Tenant's business and produce maximum sales; provided, however, Tenant shall store and stock in the Premises only such

Inventories as Tenant intends to sell at retail from or upon the Premises, and unless otherwise agreed by Landlord, Tenant shall use for office, storage and other non-selling purposes only such space in the Premises as is reasonably required to maintain Tenant's retail sales therein. Tenant shall employ and maintain sales and other personnel sufficient at all times for proper service to its customers. Tenant shall install and maintain at all times in the Premises modern and high-quality fixtures, furnishings, fittings and equipment adequate, appropriate and properly laid out to maximize Tenant's retail sales.

Section 7.04  Tenant's Covenants as to Use and Occupancy.

     (A) Tenant shall carry on its business on the Premises in a reputable manner and shall not cause, permit or suffer to be done or exist upon the Premises anything which shall result in a danger, hazard or bring about a breach of any provision of this Lease or any applicable Law.

     (B) Tenant shall be prohibited from conducting any use, or making any modification, which would in any manner (i) violate any certificate of occupancy, or similar governmental approval, (ii) cause structural injury to all or any part of the Premises or to any improvements constructed thereon, or (iii) constitute a public or private nuisance.

     (C) Tenant shall not use in the Premises any traveling or flashing lights or signs or any loudspeakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without obtaining in each case prior written consent of Landlord. If Tenant uses any such equipment without receiving the prior written consent of Landlord, Landlord shall be entitled to remove such equipment without notice at any time and at the cost of Tenant payable as Additional Rent forthwith on demand.

     (D) Tenant shall not burn any trash or garbage in or about the Premises or anywhere else in the Shopping Center, nor cause, permit or suffer upon the Premises or anywhere else in the Shopping Center any unusual or objectionable noises or odors or anything which may disturb the enjoyment of the Shopping Center and all the Common Areas and facilities thereof by other tenants, customers and invitees of the Shopping Center, or any adjacent property owners.

     (E) Tenant shall not keep or display any merchandise which in any manner shall obstruct the Common Areas, and shall not sell, advertise, conduct or solicit business anywhere within the Shopping Center other than in the Premises. Tenant shall not cause, permit or suffer any machine selling merchandise, services or entertainment, including vending machines or other machines operated by coins to be present on the Premises without prior written consent of Landlord.

     (F) Tenant shall not overload any floor in the Premises, or any utility or service, or commit any act of waste or damage any part of the Premises.

     (G) Tenant shall (i) ship and receive supplies, fixtures, equipment, furnishings, wares and merchandise only through the appropriate service and delivery facilities provided by Landlord, (ii) not park its trucks or other delivery vehicles or allow suppliers or others making deliveries to or receiving shipments from the Premises to park in the parking areas, except in those parts those parts thereof as may from time to time be allocated by Landlord for such purpose.

     (H) Tenant shall not store or bring on the Premises any articles of any combustible, toxic or dangerous nature and shall at all times keep the Premises in such condition as to comply with all Laws. Tenant shall keep and maintain on the Premises all safety apparatus or appliances required by Law. Tenant shall not cause, permit or suffer any act, occurrence, or series of acts or occurrences upon the Premises which shall cause the rate of Insurance on the Premises and/or Shopping Center, or any part thereof, to be cancelled, result in an increase in the premiums for coverages of same or preclude the obtaining of such Insurance.

     (I) No aspect of Tenant's business operation shall feature the display of any nude body parts or pornographic material, whether or not violative of Law, unless consented to by Landlord.

     (J) Tenant shall not install in, on, or over its storefront any lights, shades, awnings or similar items without the prior written consent of Landlord.

     Section 7.05 Microwave Transmission. Landlord shall have the absolute right to regulate any emission or transmission of microwaves, radioactive isotopes, or other chemical or physical process which, in Landlord's opinion, is or can be detrimental to other tenants, occupants or invitees of the Shopping Center. If the Premises emits or transmits any of the foregoing, then Landlord shall have the right to deem this as harmful to the Shopping Center, in which event Tenant's conduct or permissive action shall be a nuisance, and Tenant, upon written notice from Landlord, shall Immediately abate such conduct or activity, to the satisfaction of Landlord. For purposes hereof, Landlord shall be permitted to effectuate the purposes hereof If the omissions or transmissions are causing any reasonable discomfort or medical harm to the use and occupancy of any other tenants in the Shopping Center.

     Section 7.06 Promotion of Name. Tenant shall display such name as Landlord may from time to time designate for the Shopping Center in Tenant's stationery used upon the Premises, and in material which is given, visible or available to customers of Tenant. Tenant shall promote such name in any advertisements or promotional material published or initiated by Tenant In regard to Its business from the Premises.

     Section 7.07 Display Windows. Tenant shall keep display windows neatly dressed as determined by Landlord. Display windows and lighted signs, If any, shall be kept illuminated by Tenant on all business days until at least one (1) hour after the Shopping Center closes for business, or as otherwise required by Landlord.

     Section 7.08 Compliance with Laws. Tenant shall not cause, permit or suffer the Premises to be used and occupied in an unsafe or hazardous condition and hereby warrants that at times throughout the Term hereof Tenant shall use, occupy and operate the Premises in a clean and proper manner so as not to contravene any Laws, or the requirements of Landlord's or Tenant's Insurers. If due to Tenant's use of the Premises, repairs, improvements or alterations are necessary to comply with any of the foregoing, Tenant shall pay the entire cost thereof.

     Section 7.09 Advertising, Trade Names and Restricted Marks.

     (A) Tenant shall throughout the Term hereof advertise its business and its products and/or services In advertising media directed at residents of the trade area of the Shopping Center. In its advertising, Tenant shall use the name of the Shopping Center and such trade names, symbols and slogans as may be designated by Landlord, but Tenant shall not indulge in any advertising or sales promotion which, in the opinion of Landlord (i) is undiginified or not in conformity with the higher standards of practice among stores dealing in similar merchandise, (ii) might tend to harm the business reputation of Landlord or reflect unfavorably on the Shopping Center, or (iii) might tend to confuse or mislead the public.

     (B) The name of the Shopping Center which Landlord may from time to time adopt and every name or mark adopted by Landlord In connection with the Shopping Center shall be used by Tenant only in association with sales made at or from the business carried on in the Premises during the Term and Tenant's use thereof shall be subject to such regulations as Landlord may from time to time impose. Tenant shall not acquire any rights in any such restricted name or mark, and upon the termination of this Lease all of Tenant's Interest herein shall be deemed to have been surrendered to Landlord and Tenant shall thereafter cease and abandon all use thereof. If Landlord so requests, Tenant shall execute registered user applications to protect Landlord's trademark rights.

     Section 7.10 Signs. Tenant shall, at its sole expense and undertaking, erect and maintain identification signs upon the storefront of the Premises. The design and specification of such signs shall be prepared by Tenant In accordance with Landlord's sign and storefront rules, as adopted from time to time, and shall be submitted for Landlord's prior approval. Except with the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, Tenant shall not erect, install, display, inscribe, paint or affix any signs, Lettering or advertising medium upon or above any exterior portion of the Premises, Including the strorefront and all interior as well as exterior glass surfaces thereof. All signs located in the interior of the Premises shall be professionally printed and in good taste so as not to detract from the general appearance of the Premises or the Shopping Center. Tenant is prohibited from exhibiting any handwritten signs. All signs, even if approved by Landlord, must be in conformance with applicable Laws.

     Section 7.11 Prohibited Uses. Notwithstanding any other provisions of this Lease to the contrary, Tenant shall not cause or Permit use the Premises for any of the following purposes: (A) for the sale by Tenant, as its principal business purpose, of any merchandise which Tenant, in the course of its normal business practice, purchases at manufacturers' clearances or purchases of ends-of-runs, bankruptcy stock, seconds or other similar merchandise; (B) for the sale of second-hand goods, war surplus articles, Insurance salvage stock, fire sale stock, merchandise damages by or held out to be damaged by fire, except merchandise damaged by fire or smoke occurring in the Shopping Center, and then only for thirty (30) days after the date of any such damage; (C) as an auction or flea market; (D) for a bankruptcy sale or going-out-of-business sale or liquidation sale or any similar sale, unless Tenant Is in fact in bankruptcy, is going out of business, or is in liquidation, in which case such sale shall not continue beyond thirty (30) days; (E) a business primarily used for an order office, distribution center, mail order office or catalogue store; (F) any business in which Tenant is engaged in intentionally deceptive or fraudulent advertising or selling practices or any other act or business practice contrary to honest retail practices; or (G) any businesses which are precluded by building and zoning Laws, deed restrictions, or the like.

     Section 7.12 Hazardous Waste. Tenant agrees that it will comply with all environmental laws, whether local, state or federal, including, without limitation, (a) Federal Clean Air Act, 42 U.S.C. ss.1857 et seq.; (b) Federal Water Pollution Act, 33 U.S.C. ss.1151, et seq.; (c) Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901, et seq.; (d) Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et esq.; (e) Federal Clean Water Act, 33 U.S.C. ss.1251, et seq.; (f) Toxic Substances Control Act, 15 U.S.C. ss.2301, et seq.; and (g) Florida Air and Water Pollution Act, Chapter 403, Florida Statutes, as each shall be amended from time to time. Without limiting the foregoing, Tenant agrees that it will
(i) give written notice to Landlord at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release or removal of "Hazardous Waste" (as defined below) from or on the Premises; (ii) not use or employ the Premises or any portion of the Land to handle, transport, store, treat or dispose of any Hazardous Waste, whether or not it was generated or produced on the Premises; and (iii) defend, indemnify and hold Landlord harmless from and against any and all claim, damage, liability, expense or cost of any kind whatsoever, including, but not limited to, attorneys' fees and costs at all tribunal levels, which Landlord may suffer, incur or pay resulting from or arising out of any act or omission of Tenant, or Tenant's Agents, or any other person on the Premises under color of authority of Tenant, effecting the handling, storage, treatment, transportation, disposal, release or threat of release, or removal of Hazardous Waste from or on the Premises or any portion of the Land.

     The term "Hazardous Waste" shall include, without limitation, any toxic waste, chemical pollutant, solid waste, combination of solid waste, or similar environmental hazard, which, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to (i) an increase in mortality, (ii) an irreversible or incapacitating illness, or (iii) a substantial, present, or potential hazard to human health or the environment, when improperly treated, stored, transported or disposed, or otherwise managed, whether at such time of occurrence it shall be deemed a violation of any Law.

     The obligations of Tenant, as well as the foregoing indemnity, in connection with this Section 7.12, shall survive the expiration or earlier termination of this Lease, anything herein to the contrary notwithstanding.

                                  ARTICLE VIII

                                ACCESS AND ENTRY

     Section 8.01 Right of Access. Landlord reserves the right to enter the Premises at all reasonable times (and in emergencies at all times in order to:
(i) make such repairs, alterations or improvements to the Shopping Center as Landlord considers necessary or desirable; (ii) have access to underfloor facilities and access panels to mechanical shafts; (iii) check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems; and (iv) install, maintain, repair or replace pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises. Tenant shall not unduly obstruct any pipes, conduits or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord further reserves unto itself the right to use all exterior walls and roof area. Landlord shall exercise its rights under this Section 8.01, to the extent possible in each circumstance, in a manner which minimizes interference with Tenant's use and enjoyment of the Premises, including Tenant's decorations or operations within the selling area of the Premises. If any excavation is made on the Land, the person making such excavation may enter the Premises or other portions of or the Shopping Center to support them by proper foundations. Rent will not abate or be reduced while the maintenance repairs, alterations, installations, replacements or improvements are being made.

     Section 8.02 Right to Show Premises. Landlord and Landlord's Agents have the right to enter the Premises at all reasonable times to show them to prospective purchasers or mortgages and, during the last six (6) months of the Term (or the last six (6) months of any renewal term if this Lease is renewed), to show the Premises then to prospective tenants. During the period commencing six (6) months prior to the expiration of the Lease Term (or any renewal thereof), Landlord may place upon the exterior of the Premises or the inside portion of the glass storefront of the Premises, "For Lease" or "For Rent" signs of reasonable size, which signs shall not be removed, tampered with or hidden by Tenant.

     Section 8.03 Entry not Forfeiture. No entry into the Premises by Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by Landlord in writing) shall constitute a retaking of possession by Landlord or forfeiture of Tenant's rights hereunder.

                                   ARTICLE IX

                      MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 9.01 Maintenance and Repairs by Landlord. Landlord covenants to keep the following in good order, repair and condition: (i) the structure of the Shopping Center, including all of the exterior walls, structural columns, beams, joists, footings and stem walls and roofs; (ii) the mechanical, electrical, and other base building systems (except such as may be installed by or be the property of Tenant and except for the heating, ventilating and air conditioning equipment installed for the Premises where such equipment is not part of a shared or central system; and (iii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as Landlord is acting in good faith, Landlord shall not be responsible for any damages caused to Tenant by reason of failure of any equipment or facilities serving the hopping Center or delays in the performance of any work for which Landlord is responsible pursuant to this Lease.

     Section 9.02 Maintenance and Repairs by Tenant. Tenant shall, at its sole cost, maintain the Premises, including all exterior plate glass, in good order, condition and repair, exclusive of base building mechanical, plumbing and electrical systems, all to a standard consistent with a first class shopping center, with the exception only of those repairs which are the obligation of Landlord set forth in Section 9.01 above, and subject further to the provisions of Article XII of this Lease. All repair and maintenance performed by Tenant in the Premises shall be performed by contractors or workmen designated or approved by Landlord. At the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is required to maintain the Premises throughout the Term. Without limiting the generality of the foregoing, Tenant shall keep the interior of the Premises (including, without limitation, walls, ceilings, utility meters, HVAC systems, and pipes and conduits which are installed by Tenant or which exclusively serve the Premises, whether inside or outside the Premises, together with all electrical, plumbing and other replacements thereof as are from time to time required by any governmental agency having jurisdiction.

     Section 9.03 Approval of Tenant's Alterations. Tenant shall have the right to make non-structural interior Alterations to the Premises which are not visible from outside the Premises (excluding electrical, mechanical and HVAC alterations) without obtaining Landlord's prior written approval. Tenant shall submit to Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such Alterations shall be performed: (i) at the sole cost of Tenant; (ii) by contractors and workmen approved in writing by Landlord;
(iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved in writing by Landlord; (v) in accordance with all applicable Laws; (vi) subject to the reasonable regulations, supervision, control and inspection of Landlord; and (vii) subject to such indemnification against liens and expenses as Landlord reasonably requires. Landlord's reasonable cost of supervising all such work shall be paid by Tenant. If any Alterations would affect the structure of the Shopping Center or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, Landlord shall, at the option of Landlord, but not the obligation of Landlord, perform such work at Tenant's cost. In such cases, Tenant shall be required to pay Landlord upon demand, as Additional Rent, an amount equal to the costs of Landlord making such repairs, together with an administration fee equal to fifteen percent (15%) of such costs.

     Section 9.04 Repair Where Tenant at Fault. Notwithstanding any other provisions of this Lease, if any part of the Shopping Center is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of Tenant or Tenant's Agent, Landlord shall have the right to perform, same and the cost of such repairs, replacement or alterations, plus an administration fee equal to twenty percent (20%) of such cost, shall be paid by Tenant upon demand by Landlord, as Additional Rent.

     Section 9.05 Removal of Improvements and Fixtures. All Leasehold Improvements, other than Trade Fixtures, shall immediately upon their placement in the Premises become Landlord's property without compensation to Tenant. Except as otherwise agreed by Landlord in writing, no Leasehold Improvements shall be removed from the Premises by Tenant either during or at the expiration or sooner termination of the Term except that: (a) Tenant may, during the Term, in the usual course of its business, remove its Trade Fixtures, provided that Tenant is not in default under this Lease; and (b) Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the Leasehold Improvements and Trade Fixtures in the Premises as Landlord shall require to be removed and restore the Premises as Landlord shall require to be removed and restore the Premises to Landlord's then current Shopping Center standard to the extent required by Landlord. Tenant shall at its own expense repair any damage caused to the Shopping Center by such removal. If Tenant does not remove its Trade Fixtures shall, at the option of Landlord, become the property of Landlord and may be removed from the Premises and sold or disposed of by Landlord and may be removed from the Premises and sold or disposed of by Landlord in such manner as it deems advisable without any accounting to Tenant.

     Section 9.06 Liens. Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Land or Shopping Center or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge it promptly by payment or bonding. If any such lien against the Land, Shopping Center or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Tenant has no right or authority to create any mechanics' or materialmen's lien on the Land, Shopping Center or Landlord's interest therein and Tenant in compliance with ss.713.10, Florida Statutes, shall provide written notice (and provide written acknowledgment thereof to Landlord) to all suppliers of labor or materials, as well as all contractors and subcontractors, as applicable, prior to ordering such labor or materials or executing any agreement for construction of Leasehold Improvements.

     Section 9.07 Notice of Tenant. Tenant shall notify Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Shopping Center, which comes to the attention of Tenant, its employees or contractors, notwithstanding that Landlord may have no obligation in respect thereof.

                                   ARTICLE X

                                 UTILITIES/HVAC

     Section 10.01 Utilities. Tenant shall hook-up and use the utilities hereinafter described and shall pay the charges therefore in accordance with (i) the criteria set forth in Exhibit "C" attached hereto (ii) the Rules and Regulations attached hereto as Exhibit "D," and (iii) public or governmental agencies, if any, supplying or regulating such utilities. Tenant shall pay to Landlord, or directly to the utility provider if requested by Landlord, for all costs of providing any utility services, including, without limitation, gas, electricity, water, cable television, and any other utilities applicable to the Premises. All utilities which are not separately metered shall be included as part of Tenant's Proportionate Share of Operating Costs. Separate sub-meters may be installed for the Premises; provided, however, Tenant shall pay the cost of any meters installed at the request of Landlord or Tenant to measure the usage of utilities in the Premises. Landlord reserves the right to stop or reduce the level of any or all of the utility services contemplated hereunder when necessary by reason of (i) accident or emergency, (ii) mechanical breakdown,
(iii) requirements of law, (iv) any other cause beyond Landlord's reasonable control, or (v) repairs, alterations, replacements or improvements, which, in the judgment of Landlord, are desirable or necessary, until the cause of such stoppage shall have been remedied. Tenant covenants that at no time shall it overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities supply, distribute to or serve the Premises. In such an event, Tenant shall be obligated to contract with the successor entity supplying such utility service(s) whereby Tenant shall obtain such utility service(s) directly.

     Section 10.02 Heating, Ventilating and Air Conditioning. At Tenant's sole expense, Tenant shall install, maintain and operate heating, ventilating and air conditioning equipment installed solely for the Premises (not including such equipment which is part of a shared or central system controlled by Landlord), including the replacement thereof when necessary, in such manner as to maintain comfortable conditions of temperature and humidity within the Premises, subject only to Force Majeure. Landlord may stipulate reasonable conditions of temperature and humidity from time to time to be maintained and Tenant shall comply with such requirements and with all reasonable regulations of Landlord pertaining to the maintenance and operation of such equipment. Tenant shall, if required by Landlord, have such equipment and systems maintained by contractors, under service contracts or otherwise, designated or approved by Landlord.

                                   ARTICLE XI

                            INSURANCE AND INDEMNITY

     Section 11.01 Tenant's Insurance. Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

     (A) All risks property insurance, naming Tenant and Landlord as insured parties, containing a waiver of subrogation rights which Tenant's insurers may have against Landlord and against those for whom Landlord is responsible under Law, including, without limitation, its directors, officers, agents and employees, and (except with respect to Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure (i) property of every kind owned by Tenant, or for which Tenant is legally liable, or installed by or on behalf of Tenant, located on or in the Shopping Center, including, without limitation, Leasehold Improvements, in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually; and (ii) twelve months direct or indirect loss of earnings including prevention of access to the Premises or to the Shopping Center. Such policy or policies, except with respect to Tenant's chattels and loss of earnings insurance, shall provide that loss thereon shall be adjusted and payable to Landlord, with the proceeds to be held in trust to be used for repair and replacement of the property so insured. Tenant shall insure pursuant to this Section 11.01(A), unless waived by Landlord: all stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of Leasehold Improvements, with coverage against the perils of fire and such other risks as are, from time to time, included in standard extended coverage endorsements, including, without limitation, vandalism, malicious mischief, sprinkler leakage, earthquake, flood and collapse and special broad form coverages in the locality in which the Shopping Center is located.

     (B) Comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least their replacement cost of all Leasehold Improvements and all boilers, air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, owned, operated or installed by Tenant or by others (except for Landlord) on behalf of Tenant in the Premises, or relating to, or serving the Premises.

     (C) Plate glass insurance, covering all plate glass in the Premises, shall be obtained to insure against any lo9ss, damage or fracture, unless waived by Landlord.

     (D) Broad form comprehensive general liability insurance. Such policy shall contain inclusive limits of not less than $2,000,000.00 per occurrence, provided for cross liability, and include Landlord and Mortgagee as named insureds. The policy shall also contain a personal injury endorsement covering claims arising out of false arrest, false imprisonment, defamation of character, liable and slander, wrongful eviction and invasion of privacy, without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured.

     (E) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

     (F) All risks tenants legal liability insurance for the actual cash value of the Premises, including loss of use thereof.

     (G) Comprehensive automobile liability insurance including contractual liability, covering all licensed vehicles operated by or on behalf of Tenant, which insurance shall have inclusive limits of not less than $2,000,000.00 per occurrence.

     (H) Any other form of insurance which Tenant, Landlord or Mortgagee, acting reasonably, shall require from time to time, in form, in amounts and for risks against which a prudent tenant would insure.

     All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to Landlord; (ii) issued by insurers with general policy holder's rating of not less than "A" or better and financial size of XII or better, as rated in the most current and available "Best's Key Rating Guide"; (iii) be in a form reasonably satisfactory to Landlord; (iv) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or the Mortgagee; and
(v) contain an undertaking by the insurers to notify Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation or termination. Certificates of Insurance on the Landlord's standard form or, if required by the Mortgagee, copies of such insurance policies certified by authorized officer of Tenant's insurer as being complete and current, shall be delivered to Landlord promptly upon request. If (a) Tenant fails to take out or to keep in force any insurance referred to in this Section 11.01, or should any such insurance not be approved by either Landlord or the Mortgagee, and (b) Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, top effect such insurance at the sole cost of Tenant and all outlays by Landlord shall be Additional Rent, immediately owing and payable by Tenant to Landlord, without prejudice to any other rights or remedies of Landlord under this Lease.

     Section 11.02 Increase in Insurance Premiums. Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force form time to time covering the Premises or the Shopping Center. Tenant will comply promptly with the requirements of any insurer pertaining to the Premises or the Shopping Center. If (a) the conduct of business in the Premises, or (b) any acts or omissions of Tenant in the Shopping Center or any part thereof, shall cause or result in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Shopping Center, whether or not Landlord allows such act or omission to continue, Tenant shall pay any such increase in premium. In determining whether increased premiums are caused by or result from the use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Shopping Center showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate.

     Section 11.03 Cancellation of Insurance. If any insurance policy upon the Shopping Center or any part thereof shall be cancelled or shall be threatened by the insured to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use of the Premises by Tenant or any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the, Premises, and if Tenant fails to remedy such condition with forty-eight (48) hours after notice thereof by Landlord, Tenant shall be deemed to have committed a material default of this Lease. In such an event, in addition to any other remedies available to Landlord, Landlord may enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, including removal of any offending article, and Tenant shall pay the cost of such remedy to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises as a result of any such entry.

     Section 11.04 Loss or Damage. Landlord shall not be liable for any death or injury due to, caused by, or arising out of any occurrence in, upon, or in any fashion relating to the Shopping Center or damage to property of Tenant or of others located on the Premises or for any loss of or damage to any property of Tenant or others form any cause, WHETHER OR NOT ANY SUCH DEATH, INJURY, LOSS OR DAMAGE RESULTS FROM THE NEGLIGENCE OF LANDLORD. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury or damage to persons or property resulting form fire, explosion, shifting or collapsing soil or sub-soil conditions, including sinkholes, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leakage from any part of the Shopping Center or adjacent structures, as well as roof, windows or subsurface of any floor or ceiling of the Shopping Center or from the street or any other place or by dampness or by any other cause whatsoever, including ultra-hazardous activities. Landlord shall not be liable for any such damage caused by other activities. Landlord shall not be liable for any such damage caused by other tenants or persons in the Shopping Center or by occupants of adjacent property thereto, or the public, or caused by construction or by any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only. Tenant shall save all others, including Landlord harmless from and against any claims or liability arising out of any damage to all of the foregoing, including, without limitation, any subrogation claims by Tenant's insurers. Tenant covenants with Landlord that Tenant shall not bring or abet any claim or action based on any [illegible] for which Tenant has above agreed Landlord shall not be responsible or liable.

     Section 11.05 Landlord's Insurance. Landlord shall throughout the Term carry:

     (A) "all risks" insurance on the Shopping Center and the machinery and equipment contained therein or servicing the Shopping Center and owned by Landlord (excluding and property with respect to which Tenant and other tenants are obliged to insure pursuant to Section 11.01 hereof or similar sections of their respective leases);

     (B) public liability and property damage insurance with respect to Landlord's operations in the Shopping Center; and

     (C) such other forms of insurance as Landlord or the Mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a similar shopping center, predicated on similar size, age and location. Notwithstanding Landlord's covenant contained in this Section 11.05 and notwithstanding any contribution by Tenant to the cost of insurance premiums provided herein, Tenant acknowledges and agrees that: (i) Tenant is not relieved of any liability arising from or contributed to by its negligence or its willful act or omissions, (ii) no insurable interest is conferred upon Tenant under any policies of insurance carried by Landlord, and (iii) Tenant has no right to receive proceeds of any such insurance policies carried by Landlord.

     Section 11.06 Indemnification of Landlord. Notwithstanding any other provision of this Lease, Tenant agrees to indemnify Landlord and hold it harmless from and against any and all loss (including any and all Rent payable in respect to the Premises) claims, actions, damages, liability and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal level), WHETHER OR NOT CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE O LANDLORD OR LANDLORD'S AGENTS, arising from any occurrence in, upon or at the Premises, or the occupancy, use or improvement by Tenant or Tenant's Agents of the Premises or any part thereof. The foregoing indemnification is applicable whether occasioned wholly or in part by any act or omission of Tenant, Tenant's Agents, or by any other party permitted to be on the Premises by Tenant. Landlord may, at its option and at Tenant's expense as part of the foregoing indemnity, participate in our assume carriage of all or any part of any litigation or settlement discussions relating to the foregoing or any other matter for which Tenant is required to indemnify Landlord hereunder.

                                   ARTICLE XII

                             DAMAGE AND DESTRUCTION

     Section 12.01 Rent Abatement. If the Premises or the Shopping Center are damaged or destroyed in whole or part by fire or any other occurrence, this Lease shall continue in full force and effect and there shall be no abatement of Rent except as specifically provided in this Article XII.

     Section 12.02 Damage to Premises. If the Premises are at any time destroyed or damaged as a result of fire or any other casualty required to be insured against by Landlord pursuant to Section 11.05 of this Lease, or otherwise insured against by Landlord, then, provided Landlord has received full insurance proceeds covering the damage incurred and Landlord has obtained the required governmental approvals and permits which may be necessary for the completion of the repairs, the following provisions shall apply:

     (A) If only a portion of the Premises are rendered untenantable Landlord shall repair the Premises, limited to its obligations under Section 9.01 hereof, and Minimum Rent shall abate proportionately to the portion of the Premises rendered untenantable from the date of destruction or damage until Landlord's repairs have been substantially completed.

     (B) If the Premises are rendered wholly untenantable, Landlord shall repair the Premises only to the extent of its obligations pursuant to Section 9.01 hereof, and Minimum Rent shall abate entirely form the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed.

     (C) If the Premises are not rendered untenantable in whole or in part, Landlord shall perform such repairs to the Premises to the extent only of its obligations under Section 9.01 of this Lease, but in such circumstances Minimum Rent shall not terminate or abate.

     (D) Upon being notified by Landlord that Landlord's repairs have been substantially completed, Tenant shall diligently perform all repairs to the Premises which are Tenant's responsibility under Section 9.02 hereof, and all other work required to fully restore the Premises for use in Tenant's business, in every case at Tenant's cost and without any contribution to such cost by Landlord, whether or not Landlord has at any time made any contribution to the cost of supply, installation or construction of Leasehold Improvements in the Premises.

     (E) Nothing in this Section 12.02 requires Landlord to rebuild the Premises in the condition which existed before any such damage or destruction so long as the Premises as rebuilt will have reasonably similar facilities to those in the Premises prior to such damage or destruction, having regard, however, to the age of the Shopping Center at such time.

     Section 12.03 Termination for Damage to Premises. Notwithstanding Section
12.02 above, if the damage or destruction which has occurred to the Premises is such that in the reasonable opinion of Landlord the Premises cannot be rebuilt or made fit for the purposes of Tenant within two hundred forty (240) days of the happening of the damage or destruction, Landlord may, at its option, terminate this Lease on notice to Tenant given within thirty (30) days after such damage or destruction and Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

     Section 12.04 Destruction of Shopping Center. Notwithstanding any other provision of this Lease, if (i) twenty percent (20%) or more of the Gross Rentable Area of the retail component of the Shopping Center is destroyed or damaged by any cause, or (ii) portions of the Shopping Center which affect access or services essential thereto are damaged or destroyed and, in the reasonable opinion of Landlord, cannot reasonably be repaired within two hundred forty (240) days after the occurrence of the damage or destruction, then Landlord may, by notice to Tenant given within thirty (30) days of such damage or destruction, terminate this Lease. In such event, neither Landlord nor Tenant shall be bound to repair and Tenant shall surrender the premises to Landlord within thirty (30) days after delivery of its notice of termination. Rent shall be apportioned and paid promptly to Landlord through the date on which Tenant delivers vacant possession of the Premises, subject to any abatement to which Tenant may be entitled pursuant to Section 12.02 above. If Landlord is entitled to, but does not elect to, terminate this Lease, Landlord shall, following such damage or destruction, diligently repair that part of the Shopping Center damaged or destroyed, but only to the extent of Landlord's obligations pursuant to the terms of this Lease and the various other leases for other rentable space in the Shopping Center (as to such other damaged rentable space), excluding any tenant's responsibilities with respect to such repair. If Landlord elects to repair the Shopping Center, Landlord may do so in accordance with plans and specifications which may be different from those used in the original construction of the Shopping Center.

     Section 12.05 Architect's Certificate. The certificate of the Architect shall bind the parties as to: (a) the percentage of the Gross Rentable Area of the retail component of the Shopping Center damaged or destroyed; (b) whether or not the Premises are rendered partially or wholly untenantable and the percentage of the Gross Rentable Area of the Premises rendered untenantable; (c) the date upon which either Landlord's or Tenant's reconstruction or repair is substantially completed; and (d) the date when the Premises are rendered tenantable.

                                  ARTICLE XIII

                      ASSIGNMENT, SUBLETTING AND TRANSFERS

     Section 13.01 Assignment, Subleases and Transfers. Tenant shall not enter into, consent to or permit any Transfer without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, but shall be subject to Landlord's rights under the following Sections 13.02 and
13.03. It shall not be considered unreasonable for Landlord to take into account the following factors (and other reasonable factors) in deciding whether to grant or withhold its consent:

     (A) Whether such Transfer (or the potential consequences thereof) might result in violation or breach of any covenants or restrictions made or granted by Landlord to other tenants or occupants or prospective tenants or occupants of the Shopping Center.

     (B) Whether, in Landlord's opinion, the financial background, business history and capability of the proposed Transferee is satisfactory, in this regard, it is agreed that the Transferee (i) must be an experienced and successful owner/operator of a business of the same type and quality and respecting the same type of merchandise which is required to be operated in the Premises pursuant to this Lease, (ii) has agreed to operate its business in the Premises under a name which is as well known as and of equal or better reputation than the name under which Tenant is required to conduct its business, in the Premises, and (iii) has demonstrated to Landlord's satisfaction that it is likely to attract as large a number of members of the public to the Shopping Center as Tenant and to generate as high a volume of sales from its business being conducted in the Premises as by Tenant.

     (C) Whether the transfer is to an existing tenant of Landlord.

     (D) Whether the conduct of business in the Premises by the Transferee would adversely affect the tenant-mix or merchandising balance within the Shopping Center.

Consent by Landlord to any Transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law and no Transfer shall take place by reason of the failure of Landlord to give notice to Tenant within thirty (30) days as required by the following
Section 13.02.

     Section 13.03 Conditions of Transfer.

     (A) If there is a permitted Transfer, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this Lease, but no acceptance by Landlord of any payments by a Transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Any consent by Landlord shall be subject to Tenant and Transferee executing an agreement with Landlord agreeing: (i) that the Transferee will be bound by all of the terms of this Lease as if such Transferee had originally executed this Lease as tenant, and (ii) to amend this Lease to incorporate such terms, covenants and conditions as are necessary so that this Lease will be in accordance with Landlord's standard form of lease in use for the Shopping Center at the time of the Transfer, and so as to incorporate therein any conditions imposed by Landlord in its consent to such Transfer and such further conditions as may be required by the provisions of this Section 13.03.

     (B) Notwithstanding any Transfer permitted or consented to by Landlord, or acceptance of Rent from the Transferee, Tenant (and Guarantor if applicable) shall be jointly and severally liable with the Transferee under this Lease and shall not be released from performing any of the terms of this Lease.

     (C) Landlord's consent to any Transfer shall be subject to the condition that the minimum Rent payable by Tenant or any Transferee from and after the effective date of any Transfer will be increased to be equal to the mean average of the aggregate of Minimum Rent (including CPI adjustments) and Percentage Rent paid or payable by Tenant for the two full Lease Years immediately preceding the effective date of the Transfer or, if less than two (2) Lease Years have elapsed prior to such effective date or there has been an abatement of Rent during such period, such Minimum Rent shall be increased to equal the product obtained by multiplying 365 times the mean average daily Minimum Rent (including CPI adjustments) and Percentage Rent paid or payable during the entire period of the Term preceding the effective date of the Transfer (excluding from such calculations all days during which there has been an abatement of Rent).

     (D) Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent, Additional Rent and Percentage Rent pursuant to such Transfer exceeds the Minimum Rent, Additional Rent and Percentage Rent payable under this Lease, the amount of such excess shall be paid to Landlord. If, pursuant to a permitted Transfer, Tenant receives from the Transferee, either directly or indirectly, any consideration other than Minimum Rent, Additional Rent and Percentage Rent for such Transfer, either in the form of cash, goods or services Tenant shall, upon receipt thereof, pay to Landlord an amount equivalent to such consideration. Tenant and the Transferee shall execute any agreement required by Landlord to effect the foregoing provisions.

     (E) Notwithstanding the effective date of any permitted Transfer as between Tenant and the Transferee, all Minimum Rent, Percentage Rent and Additional Rent for the month in which such effective date occurs shall be paid by Tenant so that Landlord will not be required to accept partial payments of Minimum Rent, Percentage Rent and Additional Rent for such month form either Tenant or Transferee.

     (F) Any document evidencing any Transfer permitted by Landlord, or setting out any terms applicable to such Transfer or the rights and obligations of Tenant or Transferee thereunder, shall be prepared by Landlord or its attorneys and all legal costs with respect thereto shall be paid by Tenant.

     (G) Landlord, at its option, shall have the right to collect an administrative fee of Three Hundred Dollars ($300.00) from Tenant at the time of application for any Transfer pursuant to this Section 13.03. In addition, Landlord shall have the right to be reimbursed an amount equal to its reasonable costs incurred for attorneys' and other professional fees and costs paid. Tenant's payment to Landlord of all of the foregoing fees and costs shall be a condition precedent to Landlord's obligation to approve of any Transfer hereunder.

     Section 13.04 Change of Control. Tenant shall make available to Landlord or its representatives all of its corporate, partnership, trust, or other similar records, as the case may be, for inspection at all reasonable times, in order to ascertain whether there has been any change of control of Tenant, as described in Section 2.45 of this Lease.

     Section 13.05 No Advertisement. Tenant shall not advertise the whole or any part of the Premises for the purposes of a Transfer and shall not permit any broker or other person to do so unless the complete text and format of any such advertisement is first approved in writing by Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

     Section 13.06 Assignment by Landlord. Landlord shall have the unrestricted right sell, lease, convey, encumber, or otherwise dispose of the Shopping Center or any part thereof and this Lease or any interest of Landlord in this Lease. To the extent that the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all liability under this Lease.

                                   ARTICLE XIV

                                    DEFAULT

     Section 14.01 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (A) any Minimum Rent or Percentage Rent is in arrears whether or not any notice or demand for payment has been made by Landlord; (B) any Additional Rent is in arrears and is not paid within five (5) days after written demand by Landlord; (C) Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within fifteen days (or such shorter period), then if Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from Landlord; (D) Tenant or any Guarantor becomes bankrupt, insolvent (i.e., unable to pay its debts as they arise, or with liabilities greater than assets), or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding-up or other termination of Tenant's existence or the liquidation of its assets; (E) a trustee, receiver, or like person is appointed with respect to the business or assets of Tenant or any Guarantor; (F) Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by Landlord; (G) this Lease or any of Tenant's assets are taken under a writ of execution; (H) Tenant proposes to make a Transfer other than in compliance with the provisions of this Lease; (I) Tenant abandons or attempts to abandon the Premises or disposes of its goods so that there would not after such disposal be sufficient goods of Tenant on the Premises subject to distress to satisfy Rent for at least three (3) months, or the Premises become vacant, unoccupied or not open for business during the required hours pursuant to Section 7.02 hereof, for a period of five (5) consecutive days or more without the consent of Landlord; (J) any of Landlord's policies of insurance with respect to the Shopping Center are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises; or (K) any obligations of Tenant or any Guarantor owing to Landlord, whether or not related to this Lease and however arising (whether by operation of Law, contract, acquired, or otherwise) shall be in default.

     Section 14.02 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord shall have the following rights and remedies, some or all of which may be exercised by Landlord:

     (A) Landlord may terminate this Lease by notice to Tenant and retake possession of the Premises for Landlord's account.

     (B) Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or to sell or otherwise dispose of such property in such manner as Landlord may see fit without notice to Tenant, which shall be credited towards any Rent owed Landlord pursuant hereunder.

     (C) Landlord may re-take possession of the Premises for the account of Tenant and recover from Tenant all of Landlord's retaking of possession. If this remedy is elected by Landlord, Landlord's damages shall be the value of the Premises for the remaining Term of this Lease after Tenant's default. For the purposes computing the "value" of the unexpired Lease term each Lease Year of the unexpired term shall be deemed to increase ten percent (10%) per year. The amount so calculated shall be added to it all sums owing to Landlord which have accrued prior to Tenant's default, plus all of Landlord's costs, direct and consequential, of re-taking possession, preparing the Premises for re-rental, and re-renting the Premises. If the Premises are not re-rented at the time Landlord brings its action for damages under this provision, or if the term of the re-rental is for a period less than the remaining Term of this Lease and therefore additional re-rentals may be required to fill the remaining Term, then in either case Landlord shall make a reasonable estimate of such costs and such estimate shall be binding on the parties. The costs referred to above shall include, but not be limited to legal fees, cleaning, painting, re-fixturing, partitioning, repairs, advertising, lease commissions and an administrative fee to Landlord equal to twenty percent (20%) of all the costs referred to in this Subsection 14.02(C).

     (D) Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and to enter upon the Premises for such purposes. No notice of Landlord's intention to perform such covenants need be given Tenant unless expressly required by this Lease. Landlord shall not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default.

     (E) Landlord may recover from Tenant all damages and expenses incurred by Landlord as a result of any breach by Tenant.

     (F) Landlord may accelerate all Rent for the entire Term.

     Section 14.03 Costs. Tenant shall pay to Landlord on demand all costs incurred by Landlord, including attorneys' fees and costs at all tribunal levels, incurred by Landlord in enforcing any of the obligations of Tenant under this Lease.

     Section 14.04 Allocation of Payments. Landlord may at its option apply any sums received from Tenant against any amounts due and payable by Tenant under this Lease in such manner as Landlord sees fit and regardless of the endorsement placed on the check by which payment is made.

                                   ARTICLE XV

                          ATTORNMENT AND SUBORDINATION

     Section 15.01 Estoppel Certificate. At any time and from time to time, upon not less than ten (10) days prior notice by Landlord, the "Superior Lessor," or the "Superior Mortgagee" (as both are hereinafter defined) to Tenant, Tenant shall comply with, execute, acknowledge and deliver in writing addressed to such party as designated by Landlord or the Superior Lessor or the Superior Mortgagee, as the case may be (hereinafter collectively called the "Requesting Party"), certifying to the following: (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications; (ii) whether the Term has commenced and Minimum Rent, Percentage Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, and if so, specifying each such default of which the signor may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) whether there are any offsets or defenses existing against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying same; (vii) either the Tenant does not know of any default in the performance of any provisions of this Lease or specifying any default of which Tenant may have knowledge and stating what action is taken or proposes to take with respect thereto; (viii) that, to the best knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely effect the financial condition or operations of Tenant, or, if any such proceedings are pending or threatened to the best knowledge of Tenant, specifying and describing same; and (ix) such further information with respect to the Lease or the Premises as the Requesting Party may reasonably request or require, it being intended that any such statement delivered pursuant to this Section 15.01 may be relied upon by any prospective purchaser of the Shopping Center or any part thereof or the interest of Landlord in any part thereof, by any prospective Superior Mortgagee or any prospective Superior Lessor, or by any prospective assignees of such parties. The failure of Tenant to provide a completed statement in accordance with the provisions of this
Section 15.01 pursuant to Article XIV of this Lease.

     Section 15.02 Subordination. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Land and buildings constructed thereon, including the Shopping Center, or any portion thereof (hereinafter collectively referred to as a "Superior Lease," and (ii) all mortgages, deeds of trust, deeds to secure debt and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter effect the Land and buildings constructed thereon, including the Shopping Center, or any portion thereof, including all future advances made thereunder (hereinafter collectively referred to as the "Superior Mortgage") whether or not the Superior Mortgage covers any other lands or buildings. All references hereunder to Superior Lessor shall refer to the lessor at the time of execution of a Superior Lease, while each reference to Superior Mortgagee shall mean the holder at any time of a Superior Mortgage, as well as each of their respective successors and assigns. The provisions of this Section 15.02 shall be self-operative and no further instrument of subordination shall be required. If any Requesting Party shall seek confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, an instrument, in recordable form, to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. Tenant shall not cause, permit or suffer anything to be done which would constitute a default under any Superior Mortgage or Superior Lease or cause Superior Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the Superior Lessor.

     Section 15.03 Attornment. If, at any time prior to the termination of this Lease, the Superior Lessor or Superior Mortgagee, or their successors or assigns, who acquire the interest of Landlord under this Lease through foreclosure action or a deed-in-lieu thereof, whereby the Superior Lessor or Superior Mortgagee succeeds to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise,

Tenant agrees, at the election and upon request of any such party (hereinafter called the "Successor Landlord"), to attorn fully and completely from time to time, and to recognize any such Successor Landlord as Tenant's landlord under this Lease upon the executory terms of this Lease; provided, however, such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section 15.03 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of a Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord, agrees to execute any instrument to evidence and confirm the foregoing provisions of this Section 15.03, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest.

                                  ARTICLE XVI

                     CONTROL OF SHOPPING CENTER BY LANDLORD

     Section 16.01 Use and Maintenance of Common Areas. Tenant and those doing business with Tenant for purposes associated with Tenant's business on the Premises, shall have a non-exclusive right to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by Landlord. Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Shopping Center shall be subject to Section 6.03 hereof, as well as the Rules and Regulations as imposed by Landlord from time to time. Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of Landlord.

     Section 16.02 Alterations by Landlord. Landlord may (a) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining or proximate to the Shopping Center; (b) relocate the facilities and improvements in or comprising the Shopping Center or erected on the Land; (c) do such things on or in the Shopping Center as required to comply with any laws, by-laws, regulations, orders or directives affecting the Land or any part of the Shopping Center; and (d) do such other things on or in the Shopping Center as Landlord, in the use of good business judgment, determines to be advisable, provided that notwithstanding anything contained in this Section 16.02, access to the Premises shall be available at all times. Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by Tenant due to any of the foregoing.

     Section 16.04 Competition. In recognition of the fact that this Lease provides for Percentage Rent based on gross revenue generated by Tenant in or from the Premises, Tenant agrees, to the extent lawful, that neither Tenant nor any affiliate or subsidiary of Tenant, directly or indirectly, shall operate, manage or have any interest in any other competing store or business for the sale of merchandise, at retail, including a department or concession in another store, within a five (5) mile radius from any point on the perimeter of the Shopping Center. If Tenant should violate this Section 16.04, Landlord, at its option (in addition to Landlord's other remedies), may include an amount equal to fifty percent (50%) of the gross sales of such other competing store or business in the Gross Revenue transacted in the Premises for the purpose of computing Percentage Rent due hereunder, as though those said sales had actually been made from the Premises. Tenant shall comply with the provisions of Section
5.05 hereof pertaining to such other competing store or business and Landlord shall have all of the audit rights contained in Subsection 5.05 (E) hereof as if the gross sales of such competing stores or business were deemed to be Gross Revenue hereunder. Excluded from this covenant shall be any such business existing as of the Commencement Date hereof; provided, however, such competing business shall not increase the floor area of such store or facility and all advertisements containing the address of other stores of Tenant shall also contain an equally conspicuous disclosure of the address of Tenant's location at the Premises in the Shopping Center.

     Section 16.05 Landlord's Services. Landlord shall have the right, but not the obligation, to provide certain services to the Shopping Center, or contract with third parties for purposes of providing such services, for which, if provided, the costs thereof shall be charged to Tenant on a monthly basis as Additional Rent. Landlord's Services may include garbage and refuse removal. In the event Landlord elects to furnish or designate services for the removal of garbage and other refuse, Tenant shall use and pay for the service furnished or designated by Landlord; provided, however, Tenant shall not be obligated to pay more for such garbage and refuse removal service designated or furnished by Landlord than the prevailing competitive rates charged by reputable independent trash removal contractors for the same service on a direct and individual basis. If furnished or billed by Landlord, Tenant shall pay for such service monthly as Additional Rent. In lieu of foregoing provisions of this Section 16.05, Landlord, at its option, may purchase or lease a garbage compactor for the use of tenants and occupants of the Shopping Center. If Landlord purchases or leases a garbage compactor for the use of tenants in the Shopping Center, Tenant agrees to use such compactor for the disposal of its garbage and refuse. Tenant shall pay monthly, in advance, as Additional Rent, the charges therefor based upon Landlord's reasonable estimate of the amount of the refuse and garbage generated and the frequency of use by Tenant. Tenant shall cause its garbage and refuse to be taken to such compactor, and it is understood and agreed that Tenant's monthly charge will not include pick-up service. The aforementioned monthly charge to Tenant as estimated by Landlord shall be adjusted on an annual basis.

                                  ARTICLE XVII

                        PROMOTION OF THE SHOPPING CENTER

     Section 17.01 Promotional Fund. Landlord may, at its option and at its sole discretion, establish a promotional fund (the "Promotional Fund") for the Shopping Center. If applicable, Tenant agrees to pay to Landlord the sum specified in Article I, Paragraph 5 hereof, in advance, on the first day of each calendar month during the Term (prorated as to any partial month), subject to adjustment as provided below (the "Promotional Charge"). The Promotional Charge shall be a contribution by Tenant towards advertising, promotion, and public relations expenses regarding the Shopping Center. The Promotional Charge payable by Tenant to Landlord will be subject to annual increase by a percentage equal to the percentage increase of the CPI from the three months prior to the date of execution hereof to the month three months prior to the annual increase date for the Promotional Charge. However, notwithstanding any decrease in the CPI, the Promotional Charge payable by Tenant to Landlord shall at any time be reduced.

     Section 17.04. Landlord's Contribution. Landlord agrees to contribute an amount not less than twenty percent (20%) of the total amount of Promotional Charges paid to the Promotional Fund by the tenants of the Shopping Center. However, Landlord, at its option, may elect to contribute all of or part of the services of either or both a marketing director and/or secretary and their respective offices, in lieu of such cash contribution. Whether the promotional services are furnished pursuant to the Promotional Fund or a "Merchants Association" (as described in Section 17.05 below), the marketing director an/or secretary shall be under the exclusive control and supervision of Landlord and Landlord shall have the sole right and exclusive authority to employ and discharge such personnel.

                                  ARTICLE XVIII

                                  CONDEMNATION

     Section 18.01 Total Taking. If the whole of the Premises shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the Rent shall be paid up to the Taking Date with a proportionate refund by Landlord of any Rent paid for a period subsequent to the Taking Date.

     Section 18.02. Partial Taking.

     (A) If less than the whole but more than twenty-five percent (25%) of the Premises, or more than fifty percent (50%) of the Gross Rentable Area of the retail component of the Shopping Center shall be taken under eminent domain, or sole to public authority under threat or in lieu of such a taking, Tenant shall have the right upon notice to Landlord within ten (10) days after the Taking Date either to terminate this Lease as of the Taking Date, or, subject to Landlord's right of termination as set forth in Subsection 18.02(C) below, to continue in possession of the remainder of the Premises. In the event Tenant elects to remain in possession, all of the terms of this Lease shall continue in effect, except that as of the Taking Date, Minimum Rent and other charges payable by Tenant shall be reduced in proportion to the floor area of the Premises taken. Landlord shall, at its cost, but only to the extent of net proceeds of condemnation received by Landlord, make all necessary repairs or alterations within the scope of Landlord's Work and Landlord's duties under
Section 9.01 hereof, so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's cost, shall be obligated to perform all of Tenant's Work and Tenant's duties under Section 9.02 and otherwise restore the Premises and Tenant's Trade Fixtures.

     (B) If twenty-five percent (25%) or less of the Premises shall be so taken, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay Rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of Rent due from credit by Landlord toward the next installment of Rent due from Tenant) of any Rent or charges paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. Landlord shall, at its expense, but only to the extent of next proceeds of condemnation received by Landlord, make all necessary repairs or alterations within the scope of Landlord's Work so as to constitute the remaining Premises a complete architectural unit, and Tenant, at Tenant's expense, shall be obligated to perform all of Tenant's Work and otherwise restore the Premises and Tenant's trade fixtures.

     (C) If more than twenty percent (20%) of (i) the area of that portion of Common Areas serving the retail component of the Shopping Center, (ii) the Gross Rentable Area of the retail component of the Shopping Center, or (iii) the Premises shall be taken under power of eminent domain, or sold to public authority under the threat or in lieu of such a taking, Landlord may, by notice to Tenant delivered on or before the thirtieth (30th) day following the Taking Date, terminate this Lease as of the Taking Date. Rent and other charges shall be paid up to the Taking Date, with an appropriate refund by Landlord or any Rent paid for a period subsequent thereto.

     Section 18.03 Award. All compensation awarded or paid upon a total or partial taking of the Premises, Common Areas or Shopping Center, including the value of the leasehold estate created hereby, shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any Mortgagee.

                                   ARTICLE XIX

                               GENERAL PROVISIONS

     Section 19.01 Quiet Enjoyment. Tenant, upon paying the Rent, charges and other sums reserved hereunder, and performing and observing all of the other terms, covenants and conditions of this Lease set forth herein, shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance by Landlord or any other person lawfully claiming through or under Landlord, subject, however, to the terms of this Lease, and of any Superior Lease or Superior Mortgage, if applicable, and such other agreements and encumbrances to which this Lease may be subordinate. This covenant shall be construed as a covenant running with the Land and shall not be construed as a personal covenant or obligation of Landlord.

     Section 19.02 Holding Over. If Tenant remains in possession of the Premises after the end of the Term hereof, there shall be no tacit renewal of this Lease, and Tenant shall be deemed to be a tenant at sufferance. In such event, Tenant shall pay to Landlord, for each day Tenant remains in possession of the Premises without the written consent of Landlord, an amount equal to the Rent for the last twelve (12) months of the Term, divided by Three Hundred Sixty-Five (365), and then multiplied by two (2). Such amount shall accrue and be due and payable on a daily basis commencing on the first day following the end of the Term and terminating on the data that either (i) possession of the Premises is restored to Landlord, or (ii) a new lease is entered into between Landlord and Tenant. All other obligations of Tenant under this Lease, other than the payment of Rent (which is payable in accordance with the foregoing calculation) shall be applicable to Tenant during the period the Tenant is a tenant at sufferance.

     Section 19.03 Waiver. If either Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied.

     Section 19.04 Recording. Neither Tenant nor anyone claming under Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of Landlord.

     Section 19.05 Notices. Any notice, consent or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier service, addressed (a) if to Landlord, at the address set forth in Article I of this Lease; and (b) if to Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address set forth in Article I of this Lease. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight
(48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person, or by Federal Express, or similar overnight courier service.

     Section 19.06 Liability of Landlord. Tenant shall look solely to Landlord's estate and interest in the Shopping Center and the rentals therefrom for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, subject, however, to any prior rights of any Mortgagee, and no other property or assets of Landlord, Landlord's Agents, including all of Landlord's general partners, incorporators, shareholders, officers, directors, or other principals, disclosed or otherwise, or affiliates, shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or under Law, including Tenant's use and occupancy of the Premises, or any liability of Landlord to Tenant. The limitation of Landlord's liability under this Section 19.06 shall be absolute and without exception, and shall survive the expiration or earlier termination of this Lease.

     Section 19.07 Waiver of Jury Trial. TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR THE TRANSACTION CONTEMPLATED HEREIN. TENANT HEREBY CERTIFIES THAT NO RESPRESENTATIVE OR AGENT OF LANDLORD OR ITS COUNSEL HAS REPRESENTED, EXPRESSELY OR OTHERWISE, THAT LANDLORD WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION, TENANT ACKNOWLEDGES THAT LANDLORD HAS BEEN INDUCED TO ENTER INTO THIS LEASE BY, INTER ALIA, THE PROVISIONS OF SECTION 19.07.

     Section 19.00 Radon Gas. In compliance with ss.404.056, Florida Statutes, Tenant is hereby made aware of the following: RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY HEALTH UNIT.

     Section 19.09 Successors. The rights and liabilities created by this Lease extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators and permitted successors and assigned of Tenant. No rights, however shall inure to the benefit of any Transferee unless the provisions of Article XIII are complied with.

     Section 19.10 Join and Several Liability. If there is at any time more than one Tenant or more than one person constituting Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

     Section 19.11 Captions and Section Numbers. The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

     Section 19.12 Extended Meanings. The word "hereof", "hereto" and "hereunder" and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to Tenant includes, where the context allows, the employees, agents, invitees and licensees of Tenant and all others over whom Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

     Section 19.13 Partial Invalidity. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provisions had never been included in this Lease.

     Section 19.14 Entire Agreement. This Lease and the Schedules and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreement or understandings between them. This Lease and its Schedules and Riders may not be modified except by agreement in writing executed by Landlord and Tenant.

     Section 19.15 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to principals of conflict of laws, except where specifically preempted by Federal Law.

     Section 19.16. Time. Time is of the essence in this Lease. Any time period herein specified of five (5) days or less shall mean business days; any period in excess of five (5) days shall mean calendar days.

     Section 19.17 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venture or member of a common enterprise with Tenant.

     Section 19.18 Accord and Satisfaction. No endorsement or statement on a check of letter accompanying any check or payment by Tenant to Landlord shall be deemed an accord and satisfaction or a release of liability, and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of all sums due to Landlord hereunder, or to pursue any other remedy set forth in this Lease or granted by law or in equity.

     Section 19.19 Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one in the same instrument.



(SIGNATURES CONTAINED ON FOLLOWING PAGE)

                              SITE INFORMATION FOR
                         DADELAND PLAZA SHOPPING CENTER

SECTION 20 - OPTIONS

Tenant, provided the lease is in good standing and Tenant is not in default hereunder, shall have the right to extend this lease for (2) five year options. All of the terms, conditions and covenants of the initial lease term shall apply to the option period, including the payment of base minimum rent and the annual increase thereto.

SECTION 21 - BROKERAGE FEES (All see Section 23 Contingency)

The Landlord agrees to pay CB Commercial Real Estate Group, Inc. leasing fees as set forth more specifically below:

     CB Commercial Real Estate Group, Inc. will be the sole broker on this transaction and will be paid a real estate commission in the amount of three (3%) of the base minimum rent payments for the initial lease term. Commission shall be considered due and payable upon lease occupancy by Tenant.

Landlord's obligation to pay said commission is contingent upon the Section 23 Contingency here in after set forth.

SECTION 22 - EMPLOYEE PARKING

The Landlord shall designate (10) ten parking spaces in the roof top parking area for the exclusive use by the Tenant. The Tenant agrees that all of the Tenant's employees shall park their cars in this roof top parking area.

SECTION 23 - CONTINGENCY

This lease agreement is contingent upon the Landlord obtaining a release of lease agreement from the present Tenant, Sport Physical Therapists. In the event the Landlord is unable to obtain said release of lease agreement from the present Tenant, Sports Physical Therapists, then this lease agreement shall be null and void and of no further effect, in which case Landlord shall refund Tenant their security deposit and NO BROKERAGE FEE would be owed to Coldwell Banker Commercial Real Estate Group, Inc. (as set forth in Section 21 of this lease).

EXECUTED as of the day and year first above written

WITNESSES:                          LANDLORD: GATOR DADELAND PARTNERS, LTD.
                                    BY: GATOR DIXIE, INC., GENERAL PARTNER

         [ILEGIBLE]                 BY:            [ILLEGIBLE]
- -----------------------------           ---------------------------------

         [ILEGIBLE]                 DATED:      Nov 23, 1993
- -----------------------------             -------------------------------

         [ILEGIBLE]                 TENANT:  SHOCHET SECURITIES, INC.
- -----------------------------

         [ILEGIBLE]
- -----------------------------
                                    BY:      /s/ Sally Shochet
                                       ----------------------------------
                                             Sally Shochet, President
                                    DATED:  11/23/95

                                   EXHIBIT B


                               LEGAL DESCRIPTION

Parcel 1:

All of Tract A of DADELAND PLAZA, according to the Plat thereof, as recorded in Plat Book 110, at Page 25, of the Public Records of Dade County, Florida.

Parcel 2:

All that portion of Florida State Road No. 826 as shown on Florida State Road Department Right of Way Map for Section 07260-2104, and lying in Section 2, Township 55 South, Range 40 East, Dade County, Florida, being more particularly described as follows:

Begin at the point of intersection with the South line of Tract "A" FRANKLIN PROPERTY according to the plat thereof as recorded in Plat Book 106 and Page 49 of the Public Records of Dade County, Florida, and with the Easterly Limited Access Right of Way Line of said Florida State Road No. 826; thence run N5(degree) 26'05"W for a distance of 193.83 feet to a point; thence run N50(degree) 24'20"W for a distance of 57.31 feet to a point of intersection with the Southeasterly Right of Way line of Florida State Road No. 5 as shown on Florida State Road Department Right of Way Map for section 870030-2100, and with the Southwesterly boundary of said Tract "A" thence run S56(degree) 10'50"E along the Southwesterly boundary of said Tract "A" for a distance of 56.08 feet to a point on the Westerly boundary of said Tract "A", thence run S2(degree)28'39"E along the Westerly boundary of said Tract "A", for a distance of 193.57 feet to the Point of Beginning.

                                  SCHEDULE "C"

1.  LANDLORD'S WORK

    Tenant takes premises "As Is", subject to Article I Section V.

2.  TENANT'S WORK

    Tenant's work shall consist of the work so specified in Section 3.02, including all work (other than Landlord's work) shown on plans for the Premises approved by Landlord pursuant to Section 9.03, initialed by Landlord and Tenant, and prepared __________________________, under Job No. ____________________, dated ____________________.

                                  SCHEDULE "D"

                             RULES AND REGULATIONS


     1. Security. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Shopping Center, any Persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

     2. Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Shopping Center and Premises which are in the possession of Tenant. In the event any Tenant falls to return keys, Landlord may retain $50.00 of Tenant's Security Deposit for locksmith work and administration.

     3. Repair, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the right of other tenants in the Shopping Center.

     4. Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

     5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, loading or sleeping purposes or for the storage of personal effects or property not required for business purposes.

     6. Heavy Articles. Tenant shall not place in or move about the Premises, without Landlord's prior written consent, any safe or other heavy article which, in Landlord's prior written consent, any safe or other heavy article which, in Landlord's reasonable opinion; may damage the Shopping Center, and Landlord may designate the location of any such articles in the Premises.

     7. Bicycles, Animals. Tenant shall not bring any animals or birds into the Shopping Center, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Shopping Center except in areas designated from time to time by Landlord for such purposes.

     8. Deliveries. Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, ware and merchandise to the Premises are made through such entrances, elevators and corridors and at such times as may from time to the time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Shopping Center causes by any person making improper deliveries.

     9. Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Shopping Center.

     10. Food and Beverage. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Shopping Center, or use the Common Areas for any such purpose. Except with Landlord's prior written consent and, in accordance with arrangements approved by Landlord, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverage or for the preparations, solicitation of orders for, sale, serving or distribution of food or beverages.

     11. Refuse. Tenant shall place all refuse in proper in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Shopping Center, and shall keep sidewalks and driveways outside the Shopping Center, and shall keep sidewalks and driveways outside the Shopping Center and lobbies, corridors, stairwells, ducts and shafts of the Shopping Center, free of all refuse.

     12. Obstructions. Tenant shall not abstract or place anything in or on the sidewalks or driveways outside the Shopping Center or in the lobbies, corridors, stairwells or other Common Areas, or use such locations for any purpose except access to and exit from the Premise without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction of thing caused or placed by Tenant (and unauthorized by Landlord) without notice or obligation to Tenant.

     13. Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Shopping Center as a first quality shopping center or which will impair the comfort and convenience of other tenants in the Shopping Center.

     14. Employees, Agents and Invitees. As applicable in these Rules and Regulations, the term "Tenant" shall include Tenant's Agents, as defined in
Section 2.42 of the Lease, as well as others permitted by Tenant to use of occupy the Premises.

     15. Parking. If Landlord designates tenant parking areas in the Shopping Center, Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles and shall cause its employees and agents to park their vehicles only such designated parking areas pursuant to Section 6.03 of the Lease. Landlord may itself or through any agent designated for such purpose, make, administer and enforce additional rules and regulations regarding parking by tenants and by their employees or agents in the Shopping Center, including, without limitation, rules and regulations permitting Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Shopping Center for more than 24 hours.

     16. Pest Control. In order to maintain satisfactory and uniform pest control throughout the Shopping Center, Tenant shall engage for its own Premises and at its sole cost, a qualified pest extermination contractor either designated or approved by Landlord, who shall perform pest control and extermination services in the Premises at such intervals as reasonably required or as may be directed by Landlord.

     17. Signage. Tenant shall be allowed channel letters on exterior of the building over Tenant's space. Said signage will be subject to Landlord's approval, not to be unreasonably withheld.

                              ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE IS MADE AND ENTERRED INTO THIS _________ DAY OF _____________ 1995, BY AND BETWEEN GATOR DADELAND PARTNERS, LTD. (LANDLORD), SHOCHET SECURITIES, INC. (ASSIGNOR) AND GKN HOLDING CORPORATION (ASSIGNEE).

                               W I T N E S S E T H

WHEREAS, Assignor in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, herein seeks to assign to Assignee all of the Assignor's rights, title and interest in and to that certain lease entered into by and between Gator Dadeland Partners, Ltd. as Landlord, and Shochet Securities, Inc., as Tenant, dated the 23rd day of November, 1993, (the Lease), for the premises known as Store No. 27-29, 9515 South Dixie Highway, located in the Dadeland Plaza Shopping Center, Dade County, Florida, and,

WHEREAS, Shochet Securities, Inc. has entered into an Agreement with GKN Holding Corporation dated October 3, 1995, for the purchase of all of their right, title and interest and to the company; and

WHEREAS, Assignee hereby seeks assume the Lease and agrees to observe and perform each obligation under the Lease to be performed by the Tenant, and whereas the Assignee seeks to recognize and attorn to Landlord under the Lease commencing the date first written above, and,

WHEREAS, the parties agree that nothing contained herein shall release, relieve or in any manner modify the duties and obligations of Assignor(s) under the Lease, and Assignor(s) shall remain fully liable for the payment and performance of each and every duty and obligation on the part of the Tenant to be observed and performed pursuant to the Lease, whether occurring prior to or subsequent to this Assignant, and,

WHEREAS, Assignor and Assignee hereby agree to the transfer of Assignor's security deposit, in the amount of $10,516.66, to Assignee.

NOW, THEREFORE, the parties hereby agree to the above mentioned Assignment of Lease.

Gator Dadeland Partners, Ltd., as Landlord, hereby consents to this Assignment of Lease from Assignor to Assignee and to the assumption by Assignee of the Tenant's duties and obligations thereunder.

The consent by Landlord to this Assignment of Lease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or modification.

     Further, inasmuch as Landlord is executing this Assignment of Lease prior to execution of the same by Assignee or Assignor, the Landlord's consent shall only be valid if both Assignee and Assignor execute this Assignment of Lease on or before November 30, 1995.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first written above.


         LANDLORD:                  GATOR DADELAND PARTNERS, LTD.
                                    BY:  GATOR DIXIE, INC.
                                    GENERAL PARTNER


        [ILLEGIBLE]                 BY:      /s/  William Goldsmith
- ----------------------------           ------------------------------------
WITNESS                                     WILLIAM GOLDSMITH, PARTNER

        [ILLEGIBLE]
- ----------------------------
WITNESS



                  ASSIGNOR:         SHOCHET SECURITIES, INC.


                                    BY:     /s/ Sally Shochet
- ----------------------------
WITNESS                             SALLY SHOCHET, PRESIDENT



- ----------------------------
WITNESS



                  ASSIGNEE:         GKN HOLDING CORPORATION


                                    BY:
- ----------------------------
WITNESS                                 PETER KENT,  PRESIDENT


- ----------------------------
WITNESS

                              ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE IS MADE AND ENTERED INTO THIS   30TH  DAY OF
NOVEMBER , 1995, BY AND BETWEEN GATOR DADELAND PARTNERS, LTD., (LANDLORD), SHOCHET SECURITIES, INC. (ASSIGNOR) AND GKN HOLDING CORPORATION (ASSIGNEE)

                              W I T N E S S E T H

WHEREAS, Assignor in consideration of the mutual covenants and agreements contained herein and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, herein seeks to assign to Assignee all of the Assignor's rights, title and interest in and to that certain lease entered into by and between Gator Dadeland Partners, Ltd., as Landlord, and Shochet Securities, Inc., as Tenant, dated the 23rd day of November, 1993 (the Lease), for the premises known as Store No. 27-28, 9515 South Dixie Highway, located in the Dadeland Plaza Shopping Center, Dade County, Florida, and,

WHEREAS, Shochet Securities, Inc., has entered into an Agreement with GKN Holding Corporation dated October 3, 1995, for the purchases of all of their right, title and interest in and to the company; and

WHEREAS, Assignee hereby seeks to assume the Lease and agrees to observe and perform each obligation under the Lease to be performed by the Tenant, and whereas the Assignee seeks to recognize and attorn to Landlord under the Lease commencing the date first written above, and,

WHEREAS, the parties agree that nothing contained herein shall release, relieve or in any manner modify the duties and obligations of Assignor(s) under the Lease, and Assignor(s) shall remain fully liable for the payment and performance of each and every duty and obligation on the part of the Tenant to be observed and performed pursuant to the Lease, whether occurring prior to or subsequent to this Assignment, and,

WHEREAS, Assignor and Assignee hereby agree to the transfer of Assignor's security deposit, in the amount of $10,516.00 to Assignee.

NOW, THEREFORE, the parties hereby agree to the above mentioned Assignment of Lease.

Gator Dadeland Partners, Ltd., as Landlord, hereby consents to this Assignment of Lease from Assignor to Assignee and to the assumption by Assignee of the Tenant's duties and obligations thereunder.

The consent by Landlord to this Assignment of Lease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or modification.

     Further, inasmuch as Landlord is executing this Assignment of Lease prior to execution of the same by Assignee or Assignor, the Landlord's consent shall only be valid if both Assignee and Assignor execute this Assignment of Lease on or before November 30, 1995.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first written above.


         LANDLORD:                  GATOR DADELAND PARTNERS, LTD.
                                    BY:  GATOR DIXIE, INC.
                                    GENERAL PARTNER


        [ILLEGIBLE]                 BY:     /s/ William Goldsmith
- ----------------------------           ------------------------------------
WITNESS                                     WILLIAM GOLDSMITH, PARTNER

__[ILLEGIBLE]
WITNESS



                  ASSIGNOR:         SHOCHET SECURITIES, INC.


  Rich Miller                       BY:     /s/  Sally Shochet
- ----------------------------           ------------------------------------
WITNESS                                     SALLY SHOCHET, PRESIDENT


       [ILLEGIBLE]
- ----------------------------
WITNESS



                  ASSIGNEE:         GKN HOLDING CORPORATION


  Lawrence Graham                  BY:      [ILLEGIBLE]
- ----------------------------           ------------------------------------
WITNESS                                     PETER KENT,  PRESIDENT
                                            Chief Financial Officer

          [ILLEGIBLE]
- ----------------------------
WITNESS